                                                                       EXHIBIT 2



================================================================================




                            ASSET PURCHASE AGREEMENT

                                       BY

                                       AND

                                      AMONG




                          OPTICARE HEALTH SYSTEMS, INC.
                            PRIMEVISION HEALTH, INC.


                                       AND


                        OPTOMETRIC EYE CARE CENTER, P.A.









                         Effective as of August 1, 2002



================================================================================

                                TABLE OF CONTENTS

                                                                                                              Page
                                                                                                              ----
1.     DEFINITIONS..............................................................................................1

       1.1      DEFINITIONS.....................................................................................1
                -----------
       1.2      INTERPRETATION..................................................................................7
                --------------

2.     SALE OF ASSETS AND CERTAIN RELATED MATTERS...............................................................8

       2.1      SALE OF PURCHASED ASSETS........................................................................8
                ------------------------
       2.2      EXCLUDED ASSETS.................................................................................9
                ---------------
       2.3      ASSUMED LIABILITIES.............................................................................9
                -------------------
       2.4      EXCLUDED LIABILITIES...........................................................................10
                --------------------
       2.5      PURCHASE PRICE.................................................................................11
                --------------
       2.6      EFFECTIVE DATE BALANCE SHEET; PURCHASE PRICE ADJUSTMENT........................................13
                -------------------------------------------------------
       2.7      UNDERSTANDING REGARDING PARENT'S COMMON STOCK..................................................15
                ---------------------------------------------

3.     CLOSING.................................................................................................15

       3.1      CLOSING........................................................................................15
                -------
       3.2      ACTIONS OF SELLER AT CLOSING...................................................................15
                ----------------------------
       3.3      ACTIONS OF BUYER AT CLOSING....................................................................17
                ---------------------------
       3.4      Intentionally Omitted..........................................................................20
       3.5      ADDITIONAL ACTS................................................................................20
                ---------------

4.     REPRESENTATIONS AND WARRANTIES OF SELLER................................................................20

       4.1      INCORPORATION, QUALIFICATION AND CAPACITY......................................................20
                -----------------------------------------
       4.2      CORPORATE POWERS; CONSENTS; ABSENCE OF CONFLICTS WITH OTHER AGREEMENTS, ETC....................20
                ---------------------------------------------------------------------------
       4.3      FINANCIAL INFORMATION..........................................................................21
                ---------------------
       4.4      TOLAR AND MORTON NOTES.........................................................................21
                ----------------------
       4.5      MEDICARE PARTICIPATION.........................................................................22
                ----------------------
       4.6      EMPLOYEE BENEFIT PLANS.........................................................................22
                ----------------------
       4.7      EMPLOYEES AND EMPLOYEE RELATIONS...............................................................24
                --------------------------------
       4.8      LITIGATION OR PROCEEDINGS......................................................................25
                -------------------------
       4.9      TAX LIABILITIES................................................................................26
                ---------------
       4.10     ENVIRONMENTAL MATTERS..........................................................................26
                ---------------------
       4.11     ABSENCE OF CHANGES.............................................................................28
                ------------------
       4.12     LEGAL COMPLIANCE...............................................................................29
                ----------------
       4.13     ACCOUNTS RECEIVABLE............................................................................29
                -------------------
       4.14     TITLE TO ASSETS................................................................................29
                ---------------
       4.15     RIGHT TO TERMINATE PROFESSIONAL SERVICES AND SUPPORT AGREEMENT.................................29
                --------------------------------------------------------------
       4.16     BINDING EFFECT.................................................................................29
                --------------
       4.17     DISCLAIMER OF CERTAIN WARRANTIES...............................................................30
                --------------------------------
       4. 18    FULL DISCLOSURE; EFFECT OF SCHEDULES...........................................................30
                ------------------------------------

5.     REPRESENTATIONS AND WARRANTIES OF BUYER.................................................................30

       5.1      INCORPORATION, QUALIFICATION AND CAPACITY......................................................30
                -----------------------------------------
       5.2      CORPORATE POWERS; CONSENTS; ABSENCE OF CONFLICTS WITH OTHER AGREEMENTS, ETC....................30
                ---------------------------------------------------------------------------
       5.3      TITLE TO PARENT'S SHARES.......................................................................31
                ------------------------

       5.4      LITIGATION.....................................................................................31
                ----------
       5.5      CONSENTS.......................................................................................31
                --------
       5.6      BINDING EFFECT.................................................................................31
                --------------
       5.7      MEDICARE PARTICIPATION.........................................................................31
                ----------------------
       5.8      LEGAL COMPLIANCE...............................................................................32
                ----------------
       4.17     DISCLAIMER OF CERTAIN WARRANTIES...............................................................32
                --------------------------------
       5.9      FULL DISCLOSURE; EFFECT OF SCHEDULES...........................................................32
                ------------------------------------

6.     Intentionally Omitted...................................................................................32

7.     CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER............................................................32

       7.1      COMPLIANCE WITH COVENANTS......................................................................32
                -------------------------
       7.2      MATERIAL ADVERSE EFFECT........................................................................32
                -----------------------
       7.3      OPINION OF SELLER'S COUNSEL....................................................................32
                ---------------------------
       7.4      PRE-CLOSING CONFIRMATIONS......................................................................33
                -------------------------
       7.5      ACTION/PROCEEDING..............................................................................33
                -----------------
       7.6      INSTRUMENTS OF TRANSFER........................................................................33
                -----------------------
       7.7      REPRESENTATIONS AND WARRANTIES.................................................................33
                ------------------------------

8.     CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER...........................................................34

       8.1      COMPLIANCE WITH COVENANTS......................................................................34
                -------------------------
       8.2      OPINION OF BUYER'S COUNSEL.....................................................................34
                --------------------------
       8.3      ACTION/PROCEEDING..............................................................................34
                -----------------
       8.4      PRE-CLOSING CONFIRMATIONS......................................................................34
                -------------------------
       8.5      FAIRNESS OPINION...............................................................................34
                ----------------
       8.6      REPRESENTATIONS AND WARRANTIES.................................................................34
                ------------------------------

9.     TRANSITIONAL ARRANGEMENTS...............................................................................35

       9.1      Intentionally Omitted..........................................................................35
       9.2      EMPLOYEES......................................................................................35
                ---------

10.    ADDITIONAL AGREEMENTS...................................................................................37

       10.1     TERMINATION OF PROFESSIONAL SERVICES AND SUPPORT AGREEMENT.....................................37
                -----------------------------------------------------------
       10.2     ALLOCATION OF PURCHASE PRICE...................................................................37
                ----------------------------
       10.3     Intentionally Omitted..........................................................................37
       10.4     POST-CLOSING ACCESS TO INFORMATION.............................................................37
                ----------------------------------
       10.5     LEASE AGREEMENT................................................................................37
                ---------------
       10.6     BUYER'S AND DRS. BARKER AND HARROLD'S NON-COMPETITION OBLIGATIONS..............................38
                -----------------------------------------------------------------
       10.7     REPRODUCTION OF DOCUMENTS......................................................................38
                -------------------------
       10.8     COOPERATION ON TAX MATTERS.....................................................................38
                --------------------------
       10.9     CONSENTED ASSIGNMENT...........................................................................38
                --------------------
       10.10    SELLER'S NON-COMPETITION OBLIGATIONS...........................................................38
                ------------------------------------
       10.11    PARTICIPATION IN MANAGED CARE PANELS...........................................................39
                ------------------------------------
       10.12    MUTUAL RELEASE AGREEMENT.......................................................................39
                ------------------------
       10.13    RESIGNATIONS OF DRS. HARROLD AND BARKER........................................................39
                ---------------------------------------
       10.14    TECHNOLOGY TRANSITION AGREEMENT................................................................39
                -------------------------------
       10.15    RELEASE AND TERMINATION OF SECURITY AND GUARANTY AGREEMENTS....................................39
                -----------------------------------------------------------
       10.16    GUARANTY OF SELLER'S PERFORMANCE BY PARENT.....................................................39
                ------------------------------------------
       10.17    COOPERATION OF DR. BARKER AND OTHER PERSONNEL..................................................40
                ---------------------------------------------
       10.18    NOTIFICATION OF NORTH CAROLINA BOARD OF OPTOMETRY..............................................40
                -------------------------------------------------

       10.19    TAIL INSURANCE.................................................................................40
                --------------
       10.20    REIMBURSEMENT OF HEALTH INSURANCE COSTS.........................................................
                --------------------------------------

11.    INDEMNIFICATION.........................................................................................42

       11.1     INDEMNIFICATION BY SELLER......................................................................42
                -------------------------
       11.2     INDEMNIFICATION BY BUYER.......................................................................42
                ------------------------
       11.3     LIMITATION.....................................................................................43
                ----------
       11.4     LIMITATION ON LIABILITY........................................................................43
                -----------------------
       11.5     NOTICE AND CONTROL OF LITIGATION...............................................................43
                --------------------------------
       11.6     SURVIVAL.......................................................................................44
                --------
       11.7     EXCLUSIVE REMEDY...............................................................................44
                ----------------
       11.8     TREATMENT OF PAYMENTS..........................................................................44
                ---------------------

12.    GENERAL.................................................................................................44

       12.1     EFFECTIVE DATE.................................................................................44
                --------------
       12.2     CONSENTS, APPROVALS AND DISCRETION.............................................................44
                ----------------------------------
       12.3     Intentionally Omitted..........................................................................44
       12.4     CHOICE OF LAW; JURISDICTION; INJUNCTIVE RELIEF.................................................44
                ----------------------------------------------
       12.5     BENEFIT, ASSIGNMENT............................................................................45
                -------------------
       12.6     ACCOUNTING DATE................................................................................45
                ---------------
       12.7     NO BROKERAGE...................................................................................45
                ------------
       12.8     COST OF TRANSACTION............................................................................45
                -------------------
       12.9     PUBLIC ANNOUNCEMENTS; CONFIDENTIALITY..........................................................46
                -------------------------------------
       12.10    WAIVER OF BREACH...............................................................................46
                ----------------
       12.11    NOTICE.........................................................................................47
                ------
       12.12    SEVERABILITY...................................................................................48
                ------------
       12.13    NO INFERENCES..................................................................................48
                -------------
       12.14    DIVISIONS AND HEADINGS.........................................................................48
                ----------------------
       12.15    NO THIRD-PARTY BENEFICIARIES...................................................................48
                ----------------------------
       12.16    TAX AND MEDICARE ADVICE AND RELIANCE...........................................................48
                ------------------------------------
       12.17    ENTIRE AGREEMENT; AMENDMENT....................................................................48
                ---------------------------

                       LIST OF SCHEDULES

Schedule 1.1A                                   NCOP Facilities
Schedule 1.1B                                   Intellectual Property
Schedule 1.1C                                   Leased Real Property
Schedule 2.1                                    License Agreements
Schedule 2.2                                    Excluded Assets
Schedule 2.3                                    Assumed Liabilities
Schedule 4.2                                    Approvals (Seller)
Schedule 4.3                                    Financial Information
Schedule 4.4                                    Tolar and Morton Notes
Schedule 4.5                                    Medicare Participation
Schedule 4.6                                    Employee Benefit Plans
Schedule 4.7                                    Employees and Employee Relations
Schedule 4.8                                    Litigation (Seller)
Schedule 4.9                                    Tax Liabilities
Schedule 4.10                                   Environmental Matters
Schedule 4.11                                   Absence of Changes
Schedule 4.12                                   Legal Compliance (Seller)
Schedule 5.2                                    Approvals (Buyer)
Schedule 5.4                                    Litigation (Buyer)
Schedule 5.5                                    Consents
Schedule 5.8                                    Legal Compliance (Buyer)
Schedule 9.2                                    Employees
Schedule 10.2                                   Purchase Price Allocation

                       LIST OF EXHIBITS

Exhibit A                                       General Bill of Sale and Assignment
Exhibit B                                       Assignment and Assumption of Assumed Contracts
Exhibit C                                       Assignment of Trademarks
Exhibit D                                       Buying Group Agreement
Exhibit E                                       Lease Agreement
Exhibit F                                       Mutual Release Agreement
Exhibit G                                       Assumption Agreement
Exhibit H                                       Resignations of Drs. Barker and Harrold
Exhibit I                                       Non-Competition Agreement of Seller
Exhibit J                                       Technology Transition Agreement
Exhibit K                                       Downpayment Escrow Agreement
Exhibit L                                       Escrow Agreement
Exhibit M                                       Tolar Note
Exhibit N                                       Morton Note

Exhibit O                                       Cancellation and Termination of Professional Services and Support Agreement
Exhibit P                                       Release of Optometric Eye Care Center, P.A.
Exhibit Q                                       Non-Competition Agreement of Buyer
Exhibit R                                       Promissory Note
Exhibit S                                       Security Agreement
Exhibit T                                       Personal Guaranty

                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT (the "Agreement") is made and entered into this 12th day of August 2002, to be effective as of the 1st day of August 2002 (the "Effective Date"), by and among OPTICARE HEALTH SYSTEMS, INC., a Delaware corporation ("Parent"), PRIMEVISION HEALTH, INC., a Delaware corporation and a wholly owned subsidiary of Parent ("Seller"), and OPTOMETRIC EYE CARE CENTER, P.A., a North Carolina professional corporation ("Buyer").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, Seller, a wholly owned subsidiary of Parent, purchased the NCOP Facilities (as defined herein) from the Buyer on the Original Purchase Date (as defined herein);

         WHEREAS, since the Original Purchase Date, Seller has owned the NCOP Facilities;

         WHEREAS, Buyer entered into that certain Professional Services and Support Agreement (as defined herein) with Seller for, among other things, the administration of certain contractual agreements and obligations;

         WHEREAS, Seller desires to sell, and Buyer desires to purchase, subject to the terms and conditions of this Agreement, the Purchased Assets (as defined herein), which constitute substantially all of the assets of Seller (other than Excluded Assets (as defined herein)) held or used in the business or operation of the NCOP Facilities;

         WHEREAS, subject to the terms and conditions of this Agreement, Buyer has agreed to assume certain Assumed Liabilities (as defined herein) of the Seller; and

         WHEREAS, Seller and Buyer desire to terminate, subject to the terms and conditions of this Agreement, the Professional Services and Support Agreement;

         NOW, THEREFORE, for and in consideration of the premises, and the agreements, covenants, representations and warranties hereinafter set forth, and other good and valuable consideration, the receipt and adequacy of which are forever acknowledged and confessed, the parties hereto agree as follows:

         1.      DEFINITIONS.

         1.1 DEFINITIONS. As used herein the terms below shall have the following meanings:

         "ADVERTISING FUND" means that certain account into which licensees of the Buyer deposit funds to be used for joint advertising and marketing efforts.

         "AFFILIATE" means, as to the Person in question, any Person that directly or indirectly controls, is controlled by, or is under common control with, the Person in question and any successors or assigns of such Persons; and the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person whether through ownership of voting securities or membership interests, by contract or otherwise. Any reference to an Affiliate of Seller or Parent shall not include the Buyer or Palisade Concentrated Equity Partnership, L.P. (or any Affiliate of Palisade Concentrated Equity Partnership, L.P. other than Seller and Parent and any direct or indirect subsidiary of either).

         "AGENCY RECEIVABLES" has the meaning set forth in Section 2.1 hereto.

         "AGREEMENT" means this Agreement as amended or supplemented together with all Exhibits and Schedules attached or delivered with respect hereto or expressly incorporated herein by reference.

         "APPROVAL" means any approval, authorization, consent, notice, qualification or registration, or any extension, modification, amendment or waiver of any of the foregoing, of or from, or any notice, statement, filing or other communication to be filed with or delivered to, any Governmental Entity or any other Person.

         "ASSUMED CONTRACTS" has the meaning set forth in Section 2.1 hereof.

         "ASSUMED LIABILITIES" has the meaning set forth in Section 2.3.

         "ASSUMPTION AGREEMENT" means the Assumption Agreement attached hereto as Exhibit G.

         "BUYER" has the meaning set forth in the Preamble hereto.

         "BUYER INDEMNIFIED PARTIES" has the meaning set forth in Section 11.1.

         "BUYER'S NEW 401(k) PLAN" has the meaning set forth in Section 4.6.

         "CASH CONSIDERATION" has the meaning set forth in Section 2.5.

         "CLOSING" has the meaning set forth in Section 3.1 hereto.

         "CLOSING DATE" has the meaning set forth in Section 3.1.

         "CODE" has the meaning set forth in Section 9.2.

         "CONFIDENTIAL INFORMATION" means all information of any kind concerning Seller and Parent, obtained directly or indirectly from Seller or Parent, in connection with the transactions contemplated by this Agreement except information (i) ascertainable or obtained from public or published information,
(ii) received from a third party which Buyer did not know or had reason to know was/is under an obligation to Seller or Parent to keep such information confidential, (iii) which is or becomes known to the public (other than through a breach of this Agreement), or (iv) which was in Buyer's possession prior to disclosure thereof to Buyer in connection herewith.

         "CONTINUATION COVERAGE REQUIREMENTS" has the meaning set forth in
Section 9.2(e).

         "D&O POLICIES" has the meaning set forth in Section 2.2.

         "DOWNPAYMENT" means the cash and the shares of Parent common stock previously deposited into escrow by Drs. Barker and Harrold pursuant to the Downpayment Escrow Agreement, dated as of May 14, 2002, attached hereto as Exhibit K.

         "DOWNPAYMENT ESCROW AGENT" means the escrow agent identified in the Downpayment Escrow Agreement attached hereto as Exhibit K by and among Drs. Harrold and Barker, Parent and T. Stewart Gibson, PLLC as escrow agent, or any successor escrow agent thereto.

         "DRS. BARKER AND HARROLD" means Allan L.M. Barker, O.D. and D. Blair Harrold, O.D., each of whom is a principal of the Buyer.

         "EFFECTIVE DATE" means August 1, 2002.

         "EFFECTIVE DATE BALANCE SHEET" has the meaning set forth in Section 2.6(a).

         "ENCUMBRANCE" means any claim, charge, easement, encumbrance, security interest, mortgage, lien, pledge or restriction, whether imposed by agreement, Law, equity or otherwise.

         "ENVIRONMENTAL DAMAGES" means all claims, judgments, damages (including punitive damages), losses, penalties, fines, interest, fees, liabilities (including strict liability), encumbrances, liens, costs, and expenses of investigation and defense of any claim, whether or not such claim is ultimately defeated, and of any good faith settlement or judgment, of whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable, including, without limitation, reasonable attorneys' fees and disbursements and consultants' fees, any of which are incurred at any time as a result of the existence of any contaminants or hazardous substances or wastes or the noncompliance with Environmental Laws with respect to the period from the Original Purchase Date through the Effective Date.

         "ENVIRONMENTAL LAWS" means all Laws related to pollution or the environment, including but not limited to the Comprehensive Environmental Response, Compensation, and Liability Act, as amended, 42 U.S.C. (ss.) 9601, et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. (ss.) 9601, et seq., the Clean Air Act, 42 U.S.C. (ss.) 7401, the Occupational Safety and Health Act, 29 U.S.C. (ss.) 600, et seq., and all other laws and regulations relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, chemicals, pesticides, or industrial, infectious, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or otherwise relating to the processing, generation, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, infectious, toxic, or hazardous substances or wastes.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "ESCROW AGREEMENT" means the Escrow Agreement attached hereto as Exhibit L.

         "EXCLUDED ASSETS" has the meaning set forth in Section 2.2.

         "EXCLUDED LIABILITIES" has the meaning set forth in Section 2.4.

         "FURNITURE AND EQUIPMENT" means all equipment (including mobile equipment), vehicles, furniture or furnishings held or used by Seller in the business or operation of the NCOP Facilities.

         "GAAP" shall mean generally accepted accounting principles and practices accepted in the United States applied on a consistent basis.

         "GOVERNMENTAL ENTITY" means any government or any agency, bureau, board, directorate, commission, court, department, official, political subdivision, tribunal or other instrumentality or contractor of any government, whether federal, state or local, domestic or foreign to the extent such contractor exercises governmental powers.

         "GOVERNMENT PROGRAMS" means the federal Medicare, all applicable state Medicaid and CHAMPUS and successor programs.

         "HAZARDOUS MATERIALS" shall mean any hazardous, infectious or toxic substance or waste (as defined by any applicable Environmental Laws) or any chemicals, pollutants, petroleum products or oil.

         "HISTORICAL FINANCIAL STATEMENTS" has the meaning set forth in Section 4.3.

         "INDEMNIFIED PARTY" has the meaning set forth in Section 11.(a).

         "INDEMNIFYING PARTY" has the meaning set forth in Section 11.(a).

         "INTELLECTUAL PROPERTY" shall mean the trademarks, service marks, trade names, slogans, logos, or other commercially distinctive designations associated with the business or operation of the NCOP Facilities, all registrations and applications therefor, and all goodwill associated therewith; and the Internet domain names and/or registrations therefor associated with the business or operation of the NCOP Facilities; which are listed on Schedule 1.1B.

         "LAW" means any constitutional provision, statute, ordinance or other law, rule, regulation or interpretation and any order of any Governmental Entity.

         "LEASED REAL PROPERTY" means all real property subject to a leasehold estate and described on Schedule 1.1C hereto, together with all deposits and prepaid rental payments related thereto.

         "LEASE AGREEMENT" has the meaning set forth in Section 10.5 hereof.

         "LEASES" means all leases of personal property included in the Purchased Assets.

         "LIABILITY ESCROW ACCOUNT" means one of the accounts referred to in the Escrow Agreement, to be funded by the Purchase Price Adjustment Holdback Deposit.

         "MATERIAL ADVERSE EFFECT" means any change or effect that is materially adverse to the business, properties, assets, condition (financial or otherwise), or results of operations of the business of the NCOP Facilities, taken as a whole, other than any change, circumstance or effect resulting from performance by a party of its obligations under this Agreement and the transactions contemplated hereby.

         "MONTHLY NET LICENSE REVENUE" has the meaning set forth in Section 2.5(f).

         "NCOP FACILITIES" shall mean all professional optometry practice locations and retail optometry locations owned or operated by Seller or Parent or any Affiliate of either in the State of North Carolina, including without limitation those facilities listed on Schedule 1.1A.

         "NET WORKING CAPITAL" shall mean, with respect to the Effective Date Balance Sheet, an amount equal to (a) current assets less (b) current liabilities, as reflected in accordance with GAAP on the Effective Date Balance Sheet.

         "NET WORKING CAPITAL ADJUSTMENT AMOUNTS" means the $100,000 to be deposited by Seller and the $200,000 to be deposited by Buyer at Closing into the Net Working Capital Escrow Account pursuant to Section 2.6(f).

         "NET WORKING CAPITAL ESCROW ACCOUNT" means certain of the accounts referred to in the Escrow Agreement.

         "OBJECTION NOTICE" has the meaning set forth in Section 2.6(a).

         "OECCPA PLAN" has the meaning set forth in Section 4.6.

         "ORIGINAL PURCHASE DATE" means July 1, 1996, the date on which the Seller originally purchased the NCOP Facilities from Drs. Barker and Harrold and Buyer.

         "PARENT" has the meaning set forth in the preamble hereto.

         "PAYABLE TAX ITEMS" has the meaning set forth in Section 4.9(b).

         "PERSON" means an association, a corporation, an individual, a partnership, a trust or any other entity or organization, including a Governmental Entity.

         "PERMITTED ENCUMBRANCES" means: (i) any lien for taxes not yet due and payable, (ii) any lease obligations assumed in writing by Buyer, (iii) any lease obligations of Buyer which were not expressly assumed in writing by Seller, (iv) easements and other restrictions of record that do not materially interfere with the operations of the Purchased Assets in a manner consistent with the current use by Seller, and (v) any Encumbrances that do not materially interfere with the operations of the Purchased Assets in a manner consistent with the current use by Seller.

         "PLANS" has the meaning set forth in Section 4.6(a).

         "PROFESSIONAL SERVICES AND SUPPORT AGREEMENT" means that certain Professional Services and Support Agreement between Consolidated Eye Care, Inc. (a predecessor corporation of Seller) and Buyer dated August 10, 1999.

         "PURCHASED ASSETS" has the meaning set forth in Section 2.1.

         "PURCHASE PRICE" has the meaning set forth in Section 2.5.

         "PURCHASE PRICE ADJUSTMENT HOLDBACK DEPOSIT" means $100,000 in cash to be deposited at Closing by Buyer into the Liability Escrow Account pursuant to
Section 2.5(e).

         "RETURNS" has the meaning set forth in Section 4.9(a).

         "ROLL-FORWARD BALANCE SHEET" has the meaning set forth in Section 4.3.

         "ROLL-FORWARD BALANCE SHEET DATE" has the meaning set forth in Section 4.3.

         "SELLER" has the meaning set forth in the Preamble hereto.

         "SELLER'S 401(k) PLAN" has the meaning set forth in Section 4.6.

         "SELLER INDEMNIFIED PARTIES" has the meaning set forth in Section 11.2.

         "STOCK CONSIDERATION" has the meaning set forth in Section 2.5.

         "SURVIVAL PERIOD" has the meaning set forth in Section 11.

         "TOLAR AND MORTON NOTES" means the long-term notes payable by Buyer to Messrs. Tolar and Morton, copies of which are attached hereto as Exhibits M and N, respectively.

         "TRANSFERRED EMPLOYEES" has the meaning set forth in Section 9.2.

         1.2. INTERPRETATION. In this Agreement, unless the context otherwise requires:

                 (a) references to this Agreement are references to this Agreement and to the Schedules (as hereinafter defined);

                 (b) references to Sections are references to sections of this Agreement;

                 (c) references to any party to this Agreement shall include references to its respective successors and permitted assigns;

                 (d) references to a judgment shall include references to any order, writ, injunction, decree, determination or award of any court or tribunal; and

                 (e) the terms "hereof," "herein," "hereby," and derivative or similar words will refer to this entire Agreement;

                 (f) references to any document (including this Agreement) are references to that document as amended, consolidated or supplemented by the parties from time to time;

                 (g) references to any Law are references to that Law as of the Closing Date and shall also refer to all rules and regulations promulgated thereunder, unless the context requires otherwise;

                 (h) the word "including" means including without limitation;

                 (i) references to time are references to Eastern Standard or Daylight time (as in effect on the applicable day) unless otherwise specified herein; and

                 (j) the gender of all words herein include the masculine, feminine and neuter, and the number of all words herein include the singular and plural.

         2.      SALE OF ASSETS AND CERTAIN RELATED MATTERS

         2.1 SALE OF PURCHASED ASSETS. Subject to the terms and conditions of this Agreement, Seller and Parent and any Affiliate of either agree to sell, convey, transfer and deliver to Buyer and Buyer agrees to purchase as of the Effective Date, substantially all of the assets, whether real, personal or mixed, tangible or intangible, other than the Excluded Assets (as hereinafter defined), owned or leased by Seller or Parent or any Affiliate of either on the Effective Date and held or used in the business or operation of the NCOP Facilities, including without limitation the following items (collectively, the "Purchased Assets"): (i) leasehold title to the Leased Real Property, (ii) all Furniture and Equipment, (iii) all supplies and inventory held or used in the business or operation of the NCOP Facilities, (iv) assumable prepaid expenses, claims for refunds related to any Assumed Liability or other liability reflected on the Effective Date Balance Sheet and rights to offset in respect thereof, (v) to the extent assignable under applicable Law, all financial, patient and medical staff records held or used by Seller or Parent or any Affiliate of either in the business or operation of the NCOP Facilities, (vi) all of the interest of Seller and Parent and any Affiliate of either in all commitments, contracts, leases and agreements outstanding in respect of the Purchased Assets (collectively, the "Assumed Contracts"), (vii) accounts, notes and other receivables, (viii) all licenses, certificates of need, accreditations and permits to the extent assignable which are held or used by Seller or Parent or any Affiliate of either and relate to the ownership, development and business or operation of the NCOP Facilities or other Purchased Assets (including any pending or approved Approvals regarding any NCOP Facility), (ix) all right, title, and interest of Seller and Parent and any Affiliate of either in the name "Optometric Eye Care Center" (provided, however, nothing herein shall be interpreted to prevent Seller or Parent or any Affiliate of either from using any name as a trademark, service mark, corporate name, trade name, domain name, or any other indication of source or origin, so long as such name is not confusingly similar to the name "Optometric Eye Care Center", and provided further that Seller and Parent agree not to use the name "Eye Care Center" as a part of an Internet domain name); in the domain names "eyecarecenter.com", "oecc.net", and "ncvision.com"; and all other Intellectual Property, including without limitation all goodwill associated therewith and the right to secure in Buyer's own name any registrations or other protections that may be available in the Intellectual Property, (x) all computer hardware and equipment held or used by Seller or Parent or any Affiliate of either in the business or operation of the NCOP Facilities, subject to the terms of the Technology Transition Agreement attached as Exhibit J, (xi) any insurance proceeds related to the NCOP Facilities currently due, (xii) all working capital (exclusive of cash and cash equivalents, subject to Sections 2.1(xv) and (xvi) hereof), (xiii) all right, title and interest of Seller and Parent in all license agreements and other contracts between Seller or Parent or any Affiliate of either and third parties granting licenses for the name "Optometric Eye Care Center", all of which are listed in Schedule 2.1, (xiv) to the extent not included in any of the foregoing, any assets reflected on the Effective Date Balance Sheet, (xv) the cash balance of the Advertising Fund as of the Effective Date, and (xvi) petty cash on hand as of the Effective Date at the NCOP Facilities. Seller shall be permitted, at its expense, to retain copies or originals (as set forth in Section 2.2) of all records that it reasonably determines may be required by Seller in the future.

Except as otherwise provided herein, Seller and Parent and any Affiliate of either shall convey good and marketable title to the Purchased Assets and all parts thereof to Buyer free and clear of all Encumbrances, except for Permitted Encumbrances.

         2.2 EXCLUDED ASSETS. Notwithstanding anything herein to the contrary, the following assets are not intended by the parties to be a part of the sale and purchase contemplated hereunder and are excluded from the Purchased
Assets: (i) any records which by Law Seller and Parent are required to retain in its possession, provided that Buyer may, at its expense, and to the extent permitted by Law, retain copies of such records to the extent such records relate to the operation of the NCOP Facilities, (ii) all corporate records and minute books of Seller and Parent, (iii) cash and cash equivalents, including deposits in banks and securities (excluding, however, the Advertising Fund and petty cash on hand at the NCOP Facilities as of the Effective Date), (iv) any and all rights of Seller and Parent or any of their respective officers and directors under any directors and officers liability insurance policies carried by Seller (the "D&O Policies"), or any other liability policy, and any deposits, rights to refund, or other amounts due under any D&O Policy or liability policy,
(v)claims for tax refunds, other than claims for tax refunds with respect to the Buyer; (vi) any claims against any Person in connection with the Seller's ownership interest in the NCOP Facilities; (vi) any rights of Seller and Parent under this Agreement or any other agreement between Buyer and Seller and/or Parent entered into on or after the date of this Agreement and all records relating to the transactions contemplated by this Agreement; and (vii) rights to settlement and retroactive adjustments, if any, for periods ending after the Original Purchase Date and prior to the Effective Date arising from or against the U.S. Government under the terms of the Medicare program, or the Civilian Health and Medical Program of the Uniformed Services and against any state under its Medicaid program and against any third-party payor programs that settle on a basis other than an individual claim basis ("Agency Receivables"). With respect to the assets described above in Section 2.2(vii), Buyer agrees to execute such documents as Seller may reasonably request in connection the prosecution of such settlements or adjustments.

         2.3 ASSUMED LIABILITIES. Upon and subject to the terms, conditions and limitations set forth in this Agreement and the Assumption Agreement referenced in Section 3.3(e), as of the Effective Date, Buyer agrees to assume, pay, perform and discharge when due only those liabilities, indebtedness and obligations of Seller specified on Schedule 2.3 that have been incurred or accrued in compliance with the terms of this Agreement, and no others (collectively, the "Assumed Liabilities"). Other than the Assumed Liabilities, Buyer is not assuming and shall not be or become obligated or liable for any liability, indebtedness or obligation of Seller or Parent or any Affiliate of either of any nature whatsoever, whether now or hereafter existing, due or to become due, absolute or contingent, or otherwise, and after the Closing Date, Seller or Parent, as applicable, will pay, perform and discharge when due all of the liabilities, indebtedness and obligations of Seller and Parent and any Affiliate of either other than the Assumed Liabilities. It is expressly understood and agreed by Seller and Buyer that the Purchase Price set forth in
Section 2.5 is based on Assumed Liabilities which do not exceed, in the aggregate, $2,650,000. In the event the Assumed Liabilities exceed, in the aggregate, $2,650,000, then the Purchase Price shall be reduced, dollar for dollar, by the amount by which Assumed Liabilities exceeds $2,650,000. The values of the Assumed Liabilities shall be those reflected or set forth in the Effective Date Balance Sheet. If the Assumed Liabilities as reflected in the Effective Date Balance Sheet, as finally determined in accordance with the procedures set forth in Section 2.6(a) hereof, exceed $2,650,000, then Seller shall, within fifteen (15) days of the final determination of the Effective Date Balance Sheet, pay to Buyer an amount equal to the amount by which such Assumed Liabilities exceed $2,650,000.

         2.4 EXCLUDED LIABILITIES. Except as expressly provided to the contrary in Section 2.3 above, Buyer is not obligated to pay or assume, and none of the Purchased Assets shall be or become liable for or subject to, any liability of Seller or Parent or any Affiliate of either (other than Assumed Liabilities), including the following, whether fixed or contingent, recorded or unrecorded, known or unknown (collectively, the "Excluded Liabilities"):

         (a) any obligation or liability accruing, arising out of, or relating to acts or omissions of Seller or Parent or any Affiliate of either prior to the Effective Date, including any acts or omissions in connection with
(i) any Assumed Contract, (ii) the NCOP Facilities, (iii) the Purchased Assets or (iv) any Medicare, Medicaid or other third-party payor programs, including recapture or recoupment of previously paid or reimbursed expenses;

         (b) any obligation or liability accruing, arising out of, or relating to any act or omission by Seller or Parent or any Affiliate of either after the Effective Date;

         (c) (i) any federal, state or local tax obligations of Seller or Parent or any Affiliate of either in respect of periods prior to the Effective Date, including any income tax, any franchise tax, any tax recapture and any sales and/or use tax, (ii) those federal, state or local income tax obligations or liabilities resulting from the consummation of the transactions contemplated by this Agreement, and (iii) 50% of any state and local recording fees, transfer taxes, and recording taxes which may arise upon the consummation of the transactions contemplated herein that Seller is obligated by Law to pay and 50% of such tax obligations and liabilities that neither Seller nor Buyer is obligated by Law to pay;

         (d) except as specifically provided herein, any liability or obligation for severance with respect to those employees not hired by Buyer as of the Effective Date, together with any obligation or liability for claims by or on behalf of Seller's employees relating to periods prior to the Effective Date, including liability for any pension, profit sharing, deferred compensation, or any other employee health and welfare benefit plans, liability for any EEOC claim, wage and hour claim, unemployment compensation claim or workers' compensation claim, and liability for all employee wages and benefits, including accrued vacation, sick leave and holiday pay and taxes or other liability related thereto in respect of Seller's employees;

         (e) any obligation or liability accruing, arising out of or relating to any federal state or local investigations of, or actions against Seller or any of its Affiliates or any of their employees, staff, agents, vendors or representatives with respect to acts or omissions after the Original Purchase Date and prior to the Effective Date;

         (f) any civil or criminal obligation or liability accruing, arising out of, or relating to any acts or omissions of Seller or Parent or their respective directors, officers, employees, agents and Affiliates claimed to violate any Laws during the period after the Original Purchase Date and prior to the Effective Date ;

         (g) any liabilities or obligations existing on the Effective Date which are required to be reflected on a balance sheet prepared in accordance with GAAP and which are not reflected on the Effective Date Balance Sheet;

         (h) any liability or obligation under any litigation or other dispute related to the Purchased Assets and existing or arising after the Original Purchase Date and prior to the Effective Date or arising after the Closing Date but related to any period after the Original Purchase Date and prior to the Effective Date;

         (i) Any liabilities or obligations relating to Environmental Damages, whether or not disclosed in any Schedule to this Agreement; and

         (j) any other liability relating to the NCOP Facilities or Purchased Assets occurring after the Original Purchase Date and prior to the Effective Date and not expressly assumed by Buyer pursuant to Section 2.3.

         2.5 PURCHASE PRICE. In consideration of the sale of the Purchased Assets and the termination of the Professional Services and Support Agreement, and for other good and valuable consideration, Buyer agrees to pay an aggregate purchase price (plus the Assumed Liabilities) as follows: (i) $4,200,000 in cash, subject to adjustments as set forth in this Section 2.5 and Sections 2.4 and 2.6 (the "Cash Consideration"), (ii) a Promissory Note in the form of Exhibit R attached hereto, having a maximum aggregate principal amount of $1,000,000 (subject to the prepayment discount described below) (the "Promissory Note"), and (iii) 1,321,010 shares of Parent common stock owned beneficially by Drs. Barker and Harrold or the Buyer (the "Stock Consideration", and together with the Promissory Note, the Cash Consideration, and the Assumed Liabilities, the "Purchase Price"), with the Cash Consideration, the Promissory Note and the Stock Consideration paid as follows:

         (a) At the Closing, Buyer shall deliver to Seller in immediately available funds by wire transfer to an account that has been designated in writing by Seller at least one business day prior to the Closing Date $4,055,000.

         (b) At the Closing, $25,000 in cash and 300,000 shares of Parent common stock that Buyer deposited into escrow pursuant to the Downpayment Escrow Agreement attached hereto as Exhibit K shall be released to Seller by written instruction pursuant to the Downpayment Escrow Agreement.

         (c) At the Closing, 1,021,010 shares of Parent common stock beneficially owned by Drs. Barker and Harrold or the Buyer shall be transferred to Seller with a certificate or certificates evidencing such shares, duly endorsed for transfer to Seller, or a duly executed stock power transferring such shares to Seller.

         (d) At the Closing, $20,000 owed by Seller to Buyer in full satisfaction of legal fees incurred by Buyer in connection with all past, present or future proceedings before the North Carolina Board of Optometry concerning the NCOP Facilities shall constitute a payment of $20,000 of the Purchase Price.

         (e) At the Closing, Buyer shall deposit the Purchase Price Adjustment Holdback Deposit into the Liability Escrow Account in accordance with the terms of the Escrow Agreement.

         (f) At the Closing, Buyer shall execute and deliver to Seller a subordinated, secured Promissory Note in the form of Exhibit R attached hereto, having a maximum aggregate principal amount of $1,000,000 (subject to the prepayment discount described below) and bearing simple interest at the rate of six percent (6%) per annum. Principal and interest shall be paid under the Promissory Note as follows: The first payment shall be made on September 15, 2002 in respect of, and in an amount equal to, the Monthly Net License Revenue (as defined below) for the month of August; the second payment shall be made on January 15, 2003 in respect of, and in an amount equal to, the Monthly Net License Revenue for the month of December, 2002; thereafter, the accrued and unpaid interest, and principal, if applicable, shall be paid in consecutive monthly installments on the 15th day of each calendar month in an amount equal to the Monthly Net License Revenue for the preceding calendar month until all principal and interest is paid in full. The parties acknowledge and agree that no payments shall be due in respect of Monthly Net License Revenue for the months of September, October and November, 2002, but simple interest shall continue to accrue on the outstanding principal balance. If not sooner paid, the entire remaining principal and accrued and unpaid interest shall be due and payable on August 1, 2007. For the purposes hereof, the term "Monthly Net License Revenue" shall mean fifty percent (50%) of the monthly license revenue derived by Buyer from its license agreements with the licensees listed in
Schedule 2.1 (which Schedule shall be attached to the Promissory Note in the form of an exhibit which shall from time to time be updated to reflect the termination and/or cancellation of any existing license agreements as well as the commencement of any new license agreements, if any), less all direct costs (which costs Buyer agrees shall not exceed five percent (5%) of total monthly license revenue). The Promissory Note may be pre-paid at a discount (plus accrued but unpaid interest) in accordance with the following schedule:

              Days After Closing Date                 Discount Payment Amount
              -----------------------                 -----------------------
              1-60                                    $875,000
              61-180                                  $912,500
              181-360                                 $925,000
              361-540                                 $950,000
              541-720                                 $975,000

There shall be no prepayment penalty. The Promissory Note shall be subordinated to all indebtedness owed by Buyer to Southern Bank on terms satisfactory to Southern Bank. Buyer's obligations under the Promissory Note shall be secured pursuant to the terms of a Security Agreement in the form of Exhibit S attached hereto, and Buyer's payment and performance of the Promissory Note shall be jointly and severally guaranteed by Drs. Barker and Harrold pursuant to the terms of a Personal Guaranty in the form of Exhibit T attached hereto. In the event of a default in payment under the Promissory Note, Seller shall have the right to offset payments due to Harrold-Barker Investment Company under the Lease Agreement, which offsets shall constitute payments under the Promissory Note to the extent such offsets are asserted.

         Seller shall have the right to conduct an audit of Buyer's books and records pertaining to the calculation of Monthly Net License Revenue twice per annum. Buyer agrees to permit Seller or its representatives, at the expense of Seller, to examine or audit such books and records and make copies thereof in connection with any such permitted audit during normal business hours upon ten
(10) days' prior written notice.

         2.6     EFFECTIVE DATE BALANCE SHEET; PURCHASE PRICE ADJUSTMENT.
                 -------------------------------------------------------

         (a) Within twenty-five (25) days after the Closing Date, Seller shall prepare and deliver to Buyer a balance sheet that reflects the financial position of the NCOP Facilities and the Purchased Assets and sets forth Seller's computation of the Net Working Capital as of the opening of business on the Effective Date (the "Effective Date Balance Sheet"). The Effective Date Balance Sheet shall be prepared in accordance with GAAP, except as otherwise set forth in this Agreement. Buyer shall have a period of twenty-five (25) days after receipt of such Effective Date Balance Sheet to review it and to make any objections to the Effective Date Balance Sheet that the Buyer may have in writing to the Seller pursuant to an objection notice (the "Objection Notice"). Such Objection Notice must specify in reasonable detail (to the extent such information is available to Buyer) any objections Buyer may have to the items set forth (or omitted) in the Effective Date Balance Sheet. If no Objection Notice is delivered by Buyer to Seller within the 25-day period, then the Effective Date Balance Sheet shall be deemed to be accepted and approved by the Buyer. If an Objection Notice(s) is delivered to the Seller by the Buyer within the 25-day period, then the Buyer and the Seller shall attempt to resolve the matter or matters in dispute. If such dispute(s) cannot be resolved by the Buyer and the Seller within twenty-five (25) days after the delivery of any Objection Notice to Seller, then the specific matter(s) in dispute shall be submitted to the Raleigh, North Carolina office of Grant Thornton LLP (the "Independent Accountants"), which firm shall render its opinion as to such matters within thirty (30) days after the expiration of the 25-day dispute resolution period. Based on that opinion, the Independent Accountants shall send to the Buyer and the Seller a written determination of the matters in dispute and a written determination of the Net Working Capital based upon such opinion, whereupon the confirmed or revised Effective Date Balance Sheet shall be final and binding upon the Buyer and the Seller. Any amount due to the Buyer or to the Seller, as the case may be, pursuant to an adjustment relating to Net Working Capital as described in Sections 2.6(b) or 2.6(c), below, shall be paid, to the extent of funds available therefor, by the Escrow Agent out of the Net Working Capital Escrow Account, pursuant to the terms of the Escrow Agreement. If the amount of such payment pursuant to the Escrow Agreement is insufficient, the Buyer or the Seller, as the case may be, shall, within fifteen (15) days of final determination of the Effective Date Balance Sheet, pay such remaining amount required to be paid pursuant to the provisions of Section 2.6(b) or 2.6(c), as applicable. All costs, fees and expenses charged or incurred by the Independent Accountants, if any, shall be borne equally by the Buyer and the Seller.

         In preparing the Effective Date Balance Sheet, costs and expenses coming due or payable after the Effective Date but relating, in whole or in part, to periods before the Effective Date shall be prorated to reflect the proportionate amounts which relate to the periods before and after the Effective Date and only amounts that relate to the period before the Effective Date shall be included in the Effective Date Balance Sheet.

         (b) NET WORKING CAPITAL LESS THAN $600,000. If the Effective Date Balance Sheet reflects Net Working Capital that is less than $600,000, then the Purchase Price shall be reduced, dollar for dollar, by the amount by which Net Working Capital reflected on the Balance Sheet is less than $600,000.

         (c) NET WORKING CAPITAL MORE THAN $850,000. If the Effective Date Balance Sheet reflects Net Working Capital that is more than $850,000, then the Purchase Price shall be increased, dollar for dollar, by the amount by which Net Working Capital reflected on the Balance Sheet is more than $850,000.

         (d) NO ADJUSTMENT TO PURCHASE PRICE. If the Effective Date Balance Sheet reflects Net Working Capital that is at least $600,000 and no more than $850,000, then, except as provided in Section 2.3, there shall be no adjustment to the Purchase Price based on the amount of Net Working Capital.

         (e) BUSINESS OPERATED FOR BENEFIT OF BUYER. During the period between the Effective Date and the actual Closing Date, the business of the NCOP Facilities shall be operated by Seller in all respects for the benefit of Buyer. Any withdrawals or sweeps of funds relating to the NCOP Facilities during the period between the Effective Date and the day immediately preceding the Closing Date (reduced by payroll costs, fees or other items paid at the direction of Buyer on the Buyer's behalf) shall be restored to Buyer by payment at

Closing. Any withdrawals or sweeps of funds relating to the NCOP Facilities on the Closing Date shall be restored to Buyer by wire payment within three (3) business days of the Closing Date.

         (f) NET WORKING CAPITAL ADJUSTMENT AMOUNT. On the Closing Date, each of Buyer and Seller shall deposit the applicable Net Working Capital Adjustment Amount into the Net Working Capital Escrow Account in order to provide a source for payment of Purchase Price adjustments determined pursuant to this Section 2.6.

         (g) UNDERSTANDING REGARDING O.D. VACATION/PAID TIME OFF. At Closing, Buyer agrees to assume as an Assumed Liability the accrued vacation/paid time off for the O.D.'s employed by Buyer, the amount of which at Closing the parties acknowledge and agree is $125,000 ("O.D. PTO"). The parties acknowledge and agree that the amount of the O.D. PTO set forth in the preceding sentence is accurate and shall not be contested by any party to this Agreement or any Affiliate of such party, whether by arbitration pursuant to Section 2.6(a) or otherwise. The parties further acknowledge and agree that the O.D. PTO shall not be reflected on the Effective Date Balance Sheet, and shall not affect the calculation of Net Working Capital.

         2.7 UNDERSTANDING REGARDING PARENT'S COMMON STOCK. The parties acknowledge and agree that no fluctuations in the value of Parent's common stock shall have any impact on any of the other components of the Purchase Price.

         3.      CLOSING.

         3.1 CLOSING. The consummation of the sale and purchase of the Purchased Assets and the other transactions contemplated by and described in this Agreement (the "Closing") shall take place at the offices of Maupin Taylor & Ellis, P.A., 3200 Beechleaf Court, Suite 500, Raleigh, North Carolina, at 10:00 a.m. local time on August __, 2002 or at such other date and/or at such other location as the parties hereto may mutually designate in writing (the "Closing Date").

         3.2 ACTIONS OF SELLER AT CLOSING. At the Closing and unless otherwise waived in writing by Buyer, Seller shall deliver to Buyer the following:

         (a) Assignments, fully executed by Seller in recordable form assigning to Buyer leasehold title to any Leased Real Property;

         (b) A General Bill of Sale and Assignment in the form of Exhibit A, duly executed by Seller, conveying to Buyer title to all tangible assets which are a part of the Purchased Assets and valid title to all intangible assets which are a part of the Purchased Assets, free and clear of all Encumbrances other than the Assumed Liabilities and the Permitted Encumbrances;

         (c) An Assignment and Assumption of Assumed Contracts in the form of Exhibit B, fully executed by Seller, conveying Seller's interest in the Leases and Assumed Contracts to Buyer;

         (d) A certificate of Chief Executive Officer of Seller dated as of the Closing Date certifying that the conditions set forth in Section 7.1 and 7.7 have been satisfied;

         (e) Secretary's Certificates of Seller and Parent dated as of the Closing Date certifying as to (i) the incumbency of the respective officers of Seller and Parent, (ii); the accuracy and effectiveness of the By-laws of Seller and Parent, and (iii) the accuracy and effectiveness of the resolutions of the respective boards of directors and, if necessary, shareholders of Seller and Parent, authorizing and approving the respective performance of Seller and Parent of the transactions contemplated hereby and the execution and delivery of this Agreement and the documents described herein;

         (f) Certificates of existence of Seller and Parent from their respective states of organization dated not more than thirty (30) days prior to Closing;

         (g) The opinion of Seller's counsel dated as of the Closing Date as described in and provided by Section 7.3 hereof;

         (h)     Copies of third-party consents and approvals provided in
Section 7.4(b);

         (i) An Assignment of Trademarks in the form of Exhibit C, fully executed by Seller;

         (j) A Buying Group Agreement in the form of Exhibit D, fully executed by Seller;

         (k) A Lease Agreement in the form of Exhibit E, fully executed by Seller;

         (l) A Mutual Release Agreement in the form of Exhibit F, fully executed by Seller and its Affiliates and their respective officers and directors identified therein;

         (m) A Technology Transition Agreement in the form of Exhibit J, fully executed by Seller;

         (n) UCC termination statements in a form reasonably acceptable to Buyer terminating all security interests in the Purchased Assets that are in existence prior to the Closing Date;

         (o) A Cancellation and Termination of Professional Services and Support Agreement in the form of Exhibit O, fully executed by Seller;

         (p) A Release of Optometric Eye Care Center, P.A. in the form of Exhibit P, fully executed by CapitalSource;

         (q) A Non-Competition Agreement of Seller in the form of Exhibit I, fully executed by Seller and Parent;

         (r) Such other instruments and documents as are reasonably necessary to satisfy the conditions precedent to Buyer's obligations hereunder;

         (s) An Escrow Agreement in the form of Exhibit L, fully executed by Seller;

         (t) An amount equal to $100,000 into the Net Working Capital Escrow Account in accordance with Section 2.6(f) hereof;

         (u) A certificate of insurance naming Buyer as an additional insured, or other evidence satisfactory to Buyer that such insurance coverage has been obtained, in accordance with Section 10.19 hereof;

         (v) $141,234 in immediately available funds by wire transfer to an account that has been designated in writing by Buyer at least one business day prior to the Closing Date, which shall constitute payment in full for the Seller's obligation for the cost of certain O.D. bonuses in accordance with
Section 10.20 hereof;

         (w) A resolution of the board of directors of Parent approving the plan-to-plan transfer of the account balances of the Transferred Employees from Seller's 401(k) Plan to the OECCPA Plan as described in Section 9.2 hereof;

         (x) A Subordination or Intercreditor Agreement in form satisfactory to the parties thereto fully executed by Buyer, Drs. Barker and Harrold, Southern Bank, Parent, and Titan Capital, LLC;

         (y) Such other instruments and documents as Buyer reasonably deems necessary to effect the transactions contemplated hereby; and

         (z) [$286,589] in immediately available funds by wire transfer to an account that has been designated in writing by Buyer at least one business day prior to the Closing Date, which shall constitute payment towards the Seller's obligation to Operate the Business for Benefit of the Buyer in accordance with Section 2.6(e) hereof.

         3.3 ACTIONS OF BUYER AT CLOSING. At the Closing and unless otherwise waived in writing by Seller, Buyer shall deliver to Seller the following:

         (a)     The payment described in Section 2.5(a) hereof;

         (b) Written instructions to the Downpayment Escrow Agent directing the release to Seller of the $25,000 cash portion of the Downpayment;

         (c) Written instructions to the Downpayment Escrow Agent directing the release to the Seller of the certificate or certificates representing the 300,000 shares of Parent common stock previously deposited into escrow pursuant to the Downpayment Escrow Agreement attached hereto as Exhibit K, as appropriate, together with duly executed stock powers or other documents of transfer;

         (d) A Buying Group Agreement in the form of Exhibit D, fully executed by Buyer;

         (e) An Assumption Agreement in the form of Exhibit G, fully executed by Buyer, pursuant to which Buyer shall assume the future payment and performance of the Assumed Liabilities as herein provided;

         (f) A certificate of the President of Buyer dated as of the Closing Date certifying that the conditions set forth in Sections 8.1 and 8.6 have been satisfied;

         (g) Secretary's Certificate of Buyer dated as of the Closing Date certifying as to (i) the incumbency of the officers of Buyer, (ii); the accuracy and effectiveness of the By-laws of Buyer, and (iii) the accuracy and effectiveness of the resolutions of the board of directors and, if necessary, shareholders of Buyer, authorizing and approving Buyer's performance of the transactions contemplated hereby and the execution and delivery of this Agreement and the documents described herein;

         (h) A certificate of existence of Buyer from its state of organization or incorporation, dated not more than thirty (30) days prior to Closing;

         (i) The opinion of Buyer's counsel dated as of the Closing Date as described in and provided by Section 8.2;

         (j) The resignations of Drs. Barker and Harrold from their employment with Parent, in the form of Exhibit H;

         (k) A Mutual Release Agreement in the form of Exhibit F, fully executed by Buyer and the officers and directors identified therein, including Drs. Barker and Harrold;

         (l) A Non-Competition Agreement of Buyer in the form of Exhibit Q, fully executed by Buyer and Drs. Harrold and Barker;

         (m) A Technology Transition Agreement in the form of Exhibit J, fully executed by Buyer;

         (n) A Promissory Note in the form of Exhibit R, fully executed by Buyer;

         (o) A Security Agreement in the form of Exhibit S, fully executed by Buyer, and the Uniform Commercial Code financing statements delivered pursuant thereto;

         (p) A Personal Guaranty in the form of Exhibit T, fully executed by Drs. Barker and Harrold;

         (q) A certificate or certificates representing the shares of Parent common stock referred to in Section 2.5(c) hereof, together with documents of transfer;

         (r) An Escrow Agreement in the form of Exhibit L, fully executed by Buyer;

         (s) A Lease Agreement in the form of Exhibit E, fully executed by Harrold-Barker Investment Company;

         (t) An amount equal to $200,000 into the Net Working Capital Escrow Account in accordance with Section 2.6(f) hereof;

         (u) The Purchase Price Adjustment Holdback Deposit into the Liability Escrow Account in accordance with Section 2.5(e) hereof;

         (v) $6,854 in immediately available funds by wire transfer to an account that has been designated in writing by Seller at least one business day prior to the Closing Date, in accordance with the terms of the Technology Transition Agreement attached hereto as Exhibit J;

         (w) $17,011 in immediately available funds by wire transfer to an account that has been designated in writing by Seller at least one business day prior to the Closing Date, which shall constitute payment in full for Buyer's share of the cost of acquiring the professional liability "tail" insurance coverage in accordance with Section 10.19 hereof;

         (x) A resolution of the board of directors of Buyer approving the plan-to-plan transfer of the account balances of the Transferred Employees from Seller's 401(k) Plan to the OECCPA Plan as described in Section 9.2 hereof;

         (y) A notice from Buyer to the Transferred Employees describing the plan-to-plan transfer of the account balances of the Transferred Employees from Seller's 401(k) Plan to the OECCPA Plan as described in Section 9.2 hereof;

         (z) A Subordination or Intercreditor Agreement in form satisfactory to the parties thereto fully executed by Buyer, Drs. Barker and Harrold, Southern Bank, Parent, and Titan Capital, LLC;

         (aa) Such other instruments and documents as are reasonably necessary to satisfy the conditions precedent to Seller's obligations hereunder; and

         (bb) Such other instruments and documents as Seller reasonably deems necessary to effect the transactions contemplated hereby.

         3.4     Intentionally Omitted.

         3.5 ADDITIONAL ACTS. From time to time after Closing, Seller and its Affiliates shall execute and deliver such other instruments of conveyance and transfer, and take such other actions as Buyer reasonably may request, to more effectively convey and transfer full right, title and interest to, vest in, and place Buyer in legal and actual possession of, any and all of the Purchased Assets. In the case of Assumed Contracts and rights which cannot be transferred effectively without the consent of third parties, Buyer and Seller shall use reasonable efforts to obtain such consents promptly. Upon reasonable request by Buyer, Seller shall also furnish Buyer with such information and documents in its possession or under its control, or which Seller can reasonably execute or cause to be executed, as will enable Buyer to prosecute any and all petitions, applications, claims and demands relating to or constituting a part of the Purchased Assets.

         4.      REPRESENTATIONS AND WARRANTIES OF SELLER.

         Seller and Parent, jointly and severally represent and warrant to Buyer that, except as set forth on the section of the Disclosure Schedule that corresponds to the representation and warranty in question, the following set forth in this Article 4 is true and correct as of the Effective Date and as of the Closing Date:

         4.1 INCORPORATION, QUALIFICATION AND CAPACITY. Seller is a corporation duly organized and validly existing under the Laws of its state of organization. Seller is duly authorized, qualified and licensed under all applicable Laws of any Governmental Entity having jurisdiction over the operations of the NCOP Facilities and the Purchased Assets, to own its properties and conduct its business in the place and manner now conducted, except where such failure to do so would not have, in the aggregate, a Material Adverse Effect. The execution and delivery by Seller of the Agreement and documents described herein, the performance by Seller of its obligations under the Agreement and documents described herein and the consummation by Seller of the transactions contemplated by the Agreement and documents described herein have been duly and validly authorized and approved by all necessary corporate actions on the part of the Seller, including, the unanimous approval of its board of directors, none of which actions have been modified or rescinded and all of which actions remain in full force and effect.

         4.2 CORPORATE POWERS; CONSENTS; ABSENCE OF CONFLICTS WITH OTHER AGREEMENTS, ETC. The execution, delivery and performance by Seller of the Agreement and documents described herein and the consummation by Seller of the transactions contemplated by the Agreement and documents described herein, as applicable, to the knowledge of Seller:

         (a) are not in contravention or violation of the terms of Seller's articles or certificate of incorporation, bylaws or other organizational documents, as applicable;

         (b) except as set forth on Schedule 4.2(b), do not require any Approval of or filing or registration with, or other action by, any Governmental Entity or any other Person to be made or sought by Seller or any of its respective Affiliates; and

         (c) except for Approvals set forth in Schedule 4.2(b), and for other matters set forth on Schedule 4.2(c), will not conflict with, or result in any material violation of or material default under (with or without notice or lapse of time or both), or give rise to a right of termination, cancellation, acceleration or augmentation of any obligation or to loss of a benefit under, or result in the creation of any Encumbrance (other than Permitted Encumbrances) upon any of the Purchased Assets or NCOP Facilities under: (i) any contract, agreement or other instrument to which Seller or any of its Affiliates is a party, which is in effect on the Effective Date and which was entered into after the Original Purchase Date, applicable to any of the NCOP Facilities or Purchased Assets, or (ii) any Law applicable to any of the NCOP Facilities or Purchased Assets.

         4.3 FINANCIAL INFORMATION. Schedule 4.3 hereto contains the following financial statements and financial information of the NCOP Facilities (the "Historical Financial Statements"):

         (a) unaudited balance sheet (the "Roll-Forward Balance Sheet") dated as of June 30, 2002 (the "Roll-Forward Balance Sheet Date") reflecting the operations of the NCOP Facilities; and

         (b) audited balance sheets and income statements of Parent for the years ended December 31, 2000 and 2001.

         The financial statements included in the Historical Financial Statements are true, complete and accurate in all material respects, fairly present in all material respects the financial condition and results of operations of the NCOP Facilities for the periods covered, and have been prepared in accordance with GAAP, applied on a consistent basis throughout the periods indicated except as disclosed on Schedule 4.3.

         4.4 TOLAR AND MORTON NOTES. To the knowledge of Seller, except as set forth on Schedule 4.4, there exists no material default or event of default, or facts or circumstances which, with the passage of time, would constitute a material default or event of default, under or pursuant to the terms of any agreements or documents governing the Tolar and Morton Notes.

         4.5      MEDICARE PARTICIPATION.
                  -----------------------

         (a) Except as set forth on Schedule 4.5(a), there is not pending, nor to the knowledge of Seller, threatened, any proceeding or investigation under the Government Programs involving or potentially affecting Seller, any of the NCOP Facilities or any of the Purchased Assets after the Original Purchase Date. There are no claims, actions or appeals pending before any commission, board or agency, including any fiscal intermediary or carrier, Governmental Entity or the Administrator of the Health Care Financing Administration, with respect to any Government Program claims filed on behalf of or potentially affecting Seller or any of the NCOP Facilities, after the Original Purchase Date and on or before the date of this Agreement.

         (b) To the knowledge of Seller, all billing practices of Seller with respect to the NCOP Facilities to all third party payors, including the Government Programs and private insurance companies, have been true, fair and correct in all material respects and in material compliance with all applicable Laws, regulations and policies of such third party payors and Government Programs, and neither Seller nor the NCOP Facilities have received notice that they have been billed for or received any payment or reimbursement in excess of amounts allowed by Law, except for customary adjustments or disallowances which occur in the ordinary course of business as part of the billing resolution process, which determinations are being appealed or settled and which are not material in amount, either individually or in the aggregate.

         4.6     EMPLOYEE BENEFIT PLANS.
                 -----------------------

         (a) Schedule 4.6 contains a true and complete list of all the following agreements, plans or other arrangements, covering any employee of the NCOP Facilities, which are presently in effect or will have been in effect at any time after the Original Purchase Date and prior to the Effective Date: (i) employee benefit plans within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); and (ii) any other employee benefit plan, program, policy, or arrangement, whether written or unwritten, formal or informal, which Seller has maintained, currently maintains, or to which it has any outstanding present or future obligations to contribute or other liability, whether voluntary, contingent or otherwise (collectively, the "Plans") For all purposes of this Agreement, the term "Plan" shall not include the Optometric Eye Care Center, P.A. 401(k) Plan (the "OECCPA Plan").

         (b) The Purchased Assets are not subject to a lien imposed under ERISA Section 4068.

         (c) Seller never has had and currently has no obligation to contribute to any multi-employer plan, as defined in ERISA Section 3(37), with respect to the Purchased Assets.

         (d) There are no actions, audits or claims pending or to the knowledge of Seller threatened against Seller with respect to Seller's maintenance of the Plans, other than routine claims for benefits.

         (e) Seller has complied in all material respects with the continuation coverage requirements of Section 1001 of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), and ERISA Sections 601 through 608.
         (f) Each Plan has been administered and operated in compliance in all material respects with its terms and the applicable requirements of ERISA and the Code, including the reporting and disclosure requirements.

         (g) All contributions required to have been made by Seller to any Plan pursuant to the applicable provisions of the Code or ERISA or by the terms of any Plan have been made within the time prescribed by such provisions of the Code and ERISA and all other contributions which relate to all periods prior to July 31, 2002 have been accrued on the Effective Date Sheet and Historical Financial Statements including the obligation to provide matching contributions and there has been no event since July 31, 2002 which would require additional accruals (other than accruals in the ordinary course).

         (h) Except as set forth on Schedule 4.6, there are no pending or, to the knowledge of Seller, threatened claims of any employees of the NCOP Facilities against or otherwise involving any of the Plans (other than routine claims for benefits).

         (i) The Historical Financial Statements reflect in all material respects all employee benefit liabilities in a manner satisfying the requirements of FAS 87, 88 and 112, if and to the extent applicable.

         (j) The OptiCare 401(k) Retirement Plan and Trust (the "Seller's 401(k) Plan") is a standardized prototype plan and Seller is not aware of anything that would cause Seller's 401(k) Plan not to qualify under Section 401(a) of the Code.

         (k) With respect to the Plans, neither Seller nor, to the knowledge of Seller, any other Person, including any fiduciary, has engaged in any "prohibited transaction" (as defined in Section 4975 of the Code or Section 406 of ERISA), which could subject Seller or any Person whom Seller has an obligation to indemnify, to any material tax or penalty imposed under Section 4975 of the Code or Sections 409 or 502 of ERISA.

         (l) With respect to the Plans, no event has occurred and no condition exists that would subject Seller or Buyer to any material tax under Code Sections 4971, 4972, 4977 or 4979 or to a material fine or penalty under ERISA Section 502(c) or under any other applicable sections of the Code or ERISA.

         (m) Except as set forth on Schedule 4.6, Seller (i) does not currently maintain, contribute to nor is Seller required to contribute to any plan subject to Title IV of ERISA,

(ii) has not at any time incurred or expects to incur any liability to the Pension Benefit Guaranty Corporation or otherwise under Title IV of ERISA, or
(iii) has not at any time incurred or expects to incur liability in connection with an "accumulated funding deficiency" within the meaning of Section 412 of the Code, whether or not waived.

         (n) Except as set forth on Schedule 4.6, or as would otherwise apply in connection with a termination of employment with Seller, and except for any vesting that may be required under Seller's 401(k) Plan, the transactions contemplated by this Agreement will not (i) entitle any employees of the NCOP Facilities to severance pay, unemployment compensation, or other similar payments under any Plan, Law or agreement, (ii) result in any payments (including parachute payments) under any Plan, Law or agreement becoming due to any employees of the NCOP Facilities, (iii) terminate or modify or give a third party a right to terminate or modify the provisions or terms of any employment agreement, or (iv) cause Seller's 401(k) Plan not to qualify under Section 401(a) of the Code.

         (o) Except for Assumed Liabilities and all obligations of Buyer pursuant to Section 9.2 hereof, it is expressly understood and agreed by Seller and Buyer that Buyer will not be assuming any Plan in connection with the transactions contemplated hereby and that Seller will remain liable for all benefits and other amounts due to current or former employees of the NCOP Facilities under all Plans. Seller has timely made or accrued all required matching contributions to Seller's 401(k) Plan for all periods up to and including the period ending the Effective Date and all other accrued liabilities arising in connection with any employee benefit program, including without limitation, accrued but unpaid vacation, severance, wages, salaries and bonuses are reflected on the Effective Date Balance Sheet.

         (p) At all times after the Original Purchase Date and prior to the Effective Date, matching funds have been contributed by Seller within 30 calendar days after employee contributions were made.

         4.7     EMPLOYEES AND EMPLOYEE RELATIONS.

         (a) Except as set forth on Schedule 4.7, no changes in the basis for remuneration of employees of the NCOP Facilities have been made, promised or authorized by Seller since the Roll-Forward Balance Sheet Date, except in the ordinary and usual course. Except as set forth on Schedule 4.7, Seller has no written employment contract with any Person whomsoever relating to the NCOP Facilities. Other than general understandings which may exist for employment at will, no oral promises have been made, and no oral understandings have been entered into, between Seller, and any employee involved in any of the NCOP Facilities regarding changes in compensation, promotion or any other change in status, except as set forth on Schedule 4.7.

         (b) Except as set forth on Schedule 4.7, (i) there is no pending or, to the knowledge of Seller, threatened employee strike, work stoppage or labor disputes, (ii) no union representation question exists with respect to any employees of Seller, and to the knowledge of Seller, no demand has been made for recognition by a labor organization by or with respect to any employees of Seller, no union organizing activities by or with respect to any employees of Seller are taking place, and none of the employees of Seller is represented by any labor union or organization, (iii) no collective bargaining agreement exists or is currently being negotiated by Seller, (iv) there is no unfair practice claim against Seller before the National Labor Relations Board, or any strike, dispute, slowdown, or stoppage pending or to the knowledge of Seller threatened against or involving the NCOP Facilities, (v) Seller is in material compliance with all Laws respecting employment and employment practices, terms and conditions of employment, and wages and hours, (vi) to the knowledge of Seller, Seller is not engaged in any unfair labor practices, (vii) there are no pending or, to the knowledge of Seller, threatened EEOC claims, wages and hour claims, unemployment compensation claims, workers' compensation claims or the like, and (viii) except as otherwise provided in this Agreement, Buyer will not be subjected to any claim or Liability for severance pay as a result of the consummation of the transactions contemplated by this Agreement up to and including the Closing Date.

         4.8      LITIGATION OR PROCEEDINGS.
                  --------------------------

         (a) Schedule 4.8 contains an accurate list and will be amended at the Closing to contain a summary description of all material litigation or proceedings which were commenced after the Original Purchase Date with respect to the NCOP Facilities and the Purchased Assets to which Seller is currently a party. Except as set forth in Schedule 4.8, Seller is not in violation under any order of any court or federal, state, municipal or other Governmental Entity wherever located. Except as set forth on Schedule 4.8, there are no claims, actions, suits, proceedings or investigations pending or to Seller's knowledge threatened against Seller with respect to the NCOP Facilities or the Purchased Assets, at law or in equity, or before or by any federal, state, municipal or other Governmental Entity wherever located, which, if adversely determined, would have a Material Adverse Effect on the NCOP Facilities.

         (b) Other than as set forth on Schedule 4.8, Seller is not subject to any judgment, order or decree and to the knowledge of Seller there are no legal impediments to the operation of the NCOP Facilities in the ordinary and usual course upon the transfer of such NCOP Facilities by Seller, except by reason of any Approvals set forth on Schedule 4.2.

         (c) Except as set forth in Schedule 4.8, Seller has not engaged in any transaction with respect to the NCOP Facilities or the Purchased Assets that, to the knowledge of Seller, could reasonably be expected to subject Seller (or any successor in interest) to any avoidance action. Without limiting the generality of the foregoing, Seller has not (i) received any payments from its or their account debtors outside the ordinary and usual course, (ii) acquired or sold any asset other than for reasonably equivalent value or (iii) conducted any business with any debtor-in-possession or bankrupt estate other than in the ordinary and usual course.

         4.9     TAX LIABILITIES. Except as set forth in Schedule 4.9:

         (a) All material tax returns, including income tax returns, employee payroll tax returns, employee unemployment tax returns and franchise tax returns, for periods after the Original Purchase Date and prior to and including the Effective Date which are required to be filed by Seller with respect to the NCOP Facilities or Purchased Assets (collectively "Returns") have been filed or will be filed within the time and in the manner provided by Law (including any valid extensions thereof), and all Returns are or will be true and correct in all material respects.

         (b) Except as set forth in Schedule 4.9, all material federal, state, and county and local income, franchise, property, sales, use and all other taxes (including the employer and employee's portion of withholding taxes), penalties, interest, and any other statutory additions which have become or are due with respect to the NCOP Facilities, Seller's employees employed in connection with the NCOP Facilities, and Purchased Assets and any material assessments received by Seller after the Original Purchase Date with respect thereto (collectively "Payable Tax Items"), have been or by the Closing Date will be paid, withheld, or properly accrued for, as applicable, regarding any period ended on or prior to the Effective Date whether shown on such returns or not;

         (c) There are no tax liens on any of the Purchased Assets other than liens for taxes not yet due; and

         (d) No material claim or investigation is pending or to the knowledge of Seller threatened, by any state, local or other jurisdiction alleging that Seller has a duty to file tax returns and pay taxes or is otherwise subject to the taxing authority of any jurisdiction with respect to the NCOP Facilities, Seller's employees employed in connection with the NCOP Facilities, and the Purchased Assets, nor has Seller received any written notice or questionnaire from any jurisdiction which suggests or asserts that Seller may have a duty to file such returns and pay such taxes, or otherwise is subject to the taxing authority of such jurisdiction with respect to the NCOP Facilities, Seller's employees employed in connection with the NCOP Facilities, and the Purchased Assets.

         4.10    ENVIRONMENTAL MATTERS.

         (a) Since the Original Purchase Date, Seller and Parent and any Affiliate of either has complied and is in material compliance (with respect to each of the NCOP Facilities) with, all Environmental Laws, provided, however, that no representation is being made with respect to any properties the leases of which were not expressly assumed in writing by Seller or which were entered into by Buyer for any NCOP Facilities.

         (b) To the knowledge of Seller or Parent or any Affiliate of either, neither Seller or Parent or any Affiliate of either has any liability under any Environmental Law with respect to any of the NCOP Facilities, nor is Seller or Parent or any Affiliate of either responsible for any liability of any other Person under any Environmental Law with respect to any of the NCOP Facilities arising out of (i) the current or past presence, release or threatened release of Hazardous Materials originating on or from any of the NCOP facilities during Seller's or Parent's period of ownership; (ii) the off-site disposal or treatment of Hazardous Materials originating on or from any of the NCOP Facilities during Seller's or Parents' period of ownership of the NCOP Facilities; (iii) any violation by Seller or Parent or any Affiliate of either of any Environmental Laws involving Hazardous Materials at any part of the NCOP Facilities or arising from Seller's or Parent's activities during Seller's or Parent's period of ownership; notwithstanding the preceding, (a) no representations are made for any date prior to the Original Purchase Date and
(b) no representation is being made with respect to any properties the leases of which were not expressly assumed by Seller in writing or were entered into by Buyer for any NCOP Facilities. There are no pending or, to the knowledge of Seller or Parent or any Affiliate of either, threatened actions, suits, orders, claims, legal proceedings or other proceedings arising out of Environmental Laws, and neither Seller, nor any partner, officer, director or shareholder of Seller or any Affiliate has received any written notice of any complaint, order, directive, citation, notice of responsibility, notice of potential responsibility, or information request from any Governmental Entity or any other Person or knows any fact(s) which might reasonably form the basis for any such actions or notices arising out of or attributable to: (i) the presence, release or threatened release, disposal or treatment at any time since the Original Purchase Date, of Hazardous Materials.

         (c) To the knowledge of Seller or Parent or any Affiliate of either, Seller and Parent and any Affiliate of either have been duly issued, and currently have and will maintain through the Closing Date, all Approvals required under any Environmental Law with respect to any of the NCOP Facilities, if any; provided, however, (i) no representation is being made for any date prior to the Original Purchase Date and (ii) no representation is being made with respect to properties the lease of which were not expressly assumed by Seller in writing or were entered into by Buyer for any NCOP Facilities. A true and complete list of such Approvals, all of which are valid and in full force and effect, is set out in Schedule 4.2. Except in accordance with such Approvals, since the Original Purchase Date, there has been no release of material regulated by such Approvals at, or under, or from any of the NCOP Facilities, except as set forth in Schedule 4.10.

         (d) To the knowledge of Seller or Parent or any Affiliate of either, except as set forth in Schedule 4.10, the NCOP facilities contain no underground improvements, including treatment or storage tanks, or underground piping associated with such tanks, used currently or in the past for the management of Hazardous Materials, and no portion of the NCOP Facilities is or has been used as a dump or a landfill or consists of or contains filled in land or wetlands; provided, however, (i) no representation is being made for any date prior to the Original Purchase Date and (ii)no representation is being made with respect to properties the leases of which were not expressly assumed by Seller in writing or were entered into by Buyer for any NCOP Facilities.

         (e) Seller or Parent or any Affiliate of either will promptly furnish to Buyer written notice of any release or of any actions or notices described in this Section 4.10.

         4.11 ABSENCE OF CHANGES. Except as set forth in Schedule 4.11, since the Roll-Forward Balance Sheet Date, there has not been any transaction or occurrence in which Seller, in connection with the NCOP Facilities and Purchased Assets has:

         (a) suffered any Material Adverse Effect with respect to the NCOP Facilities;

         (b) suffered any damage, destruction or loss with respect to or affecting any of the Purchased Assets or NCOP Facilities which has had a Material Adverse Effect;

         (c) except as otherwise consented to by Buyer in writing, written down or written up the value of any inventory (including write-downs by reason of shrinkage or markdowns,), determined as collectible any material account receivable or any portion thereof which was previously considered uncollectible, or written off as uncollectible any material account receivable or any portion thereof;

         (d) except as otherwise consented to by Buyer in writing, disposed of or permitted to lapse any right to the use of any Intellectual Property, except in the ordinary course of business consistent with past practice;

         (e) except as otherwise consented to by Buyer in writing, made any significant capital expenditure or commitment in excess of $25,000 for additions to property, plant, equipment, intangible, or capital assets or for any other purpose, other than for emergency repairs or replacement;

         (f) except as otherwise consented to by Buyer in writing, sold, transferred, or otherwise disposed of any of the Purchased Assets except in the ordinary course of business consistent with past practice;

         (g) except as otherwise consented to by Buyer in writing, granted or incurred any obligation for any increase in the compensation of any officer or employee of the Seller (including, without limitation, any increase pursuant to any bonus, pension, profit-sharing, retirement, or other plan or commitment) except for merit raises to employees in the ordinary course of business consistent with past practice;

         (h) except as otherwise consented to by Buyer in writing, made any change in any method of accounting or accounting principle, practice, or policy;

         (i) except as otherwise consented to by Buyer in writing, taken any other action unless in the ordinary course of business and consistent with past practice or provided for or otherwise disclosed in this Agreement or the Schedules hereto; or

         (j) except as otherwise consented to by Buyer in writing, agreed, so as to legally bind the Seller whether in writing or otherwise, to take any of the actions set forth in this Section 4.11 and not otherwise permitted by this Agreement.

         4.12 LEGAL COMPLIANCE. Except as set forth on Schedule 4.12, since the Original Purchase Date, Seller and its Affiliates have complied in all material respects with all applicable Laws relating to the operation of the NCOP Facilities, including without limitation the rules and regulations of the North Carolina Board of Optometry, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure to so comply. Seller acknowledges the existence of a pending North Carolina Board of Optometry proceeding.

         4.13 ACCOUNTS RECEIVABLE. All accounts receivable (including, without limitation, Agency Receivables) of Seller are reflected properly on its books and records, are valid receivables subject to no setoffs or counterclaims, are current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth in the Roll-Forward Balance Sheet.

         4.14 TITLE TO ASSETS. Seller and Parent and any Affiliate of either have and shall convey to Buyer at Closing and as of the Effective Date good and marketable title to, or a valid leasehold interest in, the properties and assets held or used by Seller and Parent and any Affiliate of either in the business or operation of the NCOP Facilities, located thereon, or shown on the Effective Date Balance Sheet or acquired after the date thereof, free and clear of all Encumbrances, except for Permitted Encumbrances. Without limiting the generality of the foregoing, Seller and Parent and any Affiliate of either have and shall convey to Buyer at Closing and as of the Effective Date good and marketable title to all of the Purchased Assets, free and clear of all Encumbrances or restrictions on transfer, except for Permitted Encumbrances. None of the Purchased Assets have ever been owned by any of the following entities:
PrimeVision Central, Inc., PrimeVision East, Inc., PrimeVision of Delaware, Inc., PrimeVision of Arkansas, Inc., PrimeVision of Kentucky, Inc., PrimeVision of Missouri, Inc., PrimeVision of Ohio, Inc., PrimeVision of Tennessee, Inc., or PrimeVision of Wilson P.A., PrimeVision of Indiana, Inc., PrimeVision of Maryland, Inc., PrimeVision of New Jersey, Inc., PrimeVision West, Inc., PrimeVision - Kinston P.A.

         4.15 RIGHT TO TERMINATE PROFESSIONAL SERVICES AND SUPPORT AGREEMENT. Seller is under no restriction, and has placed no encumbrance which shall not have been released as of the Effective Date upon the revenue stream generated by the Professional Services and Support Agreement, which would prevent Seller from canceling and terminating the Professional Services and Support Agreement, and Seller has the ability to cancel and terminate the Professional Services and Support Agreement without restriction.

         4.16 BINDING EFFECT. This Agreement and all other agreements to which Seller and Parent will become a party hereunder are and will constitute the valid and legally binding obligations of Seller and Parent and are and will be enforceable against Seller and Parent in accordance with the respective terms hereof and thereof, subject to the effect of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance and similar Laws relating to or affecting creditors' rights generally and court decisions with respect thereto, and subject to the application of equitable principles and the discretion of the court (regardless of whether the enforceability is considered in a proceeding in equity or at law).

         4.17 DISCLAIMER OF WARRANTY. WITH THE EXCEPTION OF THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT, PARENT AND SELLER MAKE NO REPRESENTATIONS OR WARRANTIES OF ANY NATURE, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND PARENT AND SELLER HEREBY EXPRESSLY DISCLAIM ANY AND ALL OTHER WARRANTIES OR REPRESENTATIONS.

         4.18 FULL DISCLOSURE; EFFECT OF SCHEDULES. This Agreement and the statements, certificates, Schedules and all other documents and information furnished in writing to Buyer and Buyer's representatives by Seller and Seller's representatives pursuant to this Agreement do not and will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements made and to be made in this Agreement or such other documents not misleading.

         5.      REPRESENTATIONS AND WARRANTIES OF BUYER.

         Buyer represents and warrants to Seller the following as of the Effective Date and as of the Closing Date:

         5.1 INCORPORATION, QUALIFICATION AND CAPACITY. Buyer is a professional corporation duly organized and validly existing under the Laws of the State of North Carolina. Buyer is duly authorized, qualified and licensed under all applicable Laws of any Governmental Entity having jurisdiction over its operations, to own properties and conduct its business in the place and manner now conducted. The execution and delivery by Buyer of the Agreement and documents described herein, the performance by Buyer of its obligations under the Agreement and documents described herein and the consummation by Buyer of the transactions contemplated by the Agreement and documents described herein have been duly and validly authorized and approved by all necessary corporate actions on the part of the Buyer, including the approval of its board of directors, none of which actions have been modified or rescinded and all of which actions remain in full force and effect.

         5.2 CORPORATE POWERS; CONSENTS; ABSENCE OF CONFLICTS WITH OTHER AGREEMENTS, ETC. The execution, delivery and performance of this Agreement by Buyer and all other agreements referenced in or ancillary hereto to which Buyer is a party and the consummation of the transactions contemplated herein by Buyer, to the knowledge of Buyer:

         (a) are within its corporate powers and are not in contravention of the terms of Buyer's articles or certificate of incorporation or bylaws or other organizational documents and have been approved by all requisite corporate action;

         (b) except as set forth on Schedule 5.2(b), do not require any Approval of or filing or registration with, or other action by, any Governmental Entity or any other Person to be made or sought by Buyer or any of its respective Affiliates; and

         (c) will neither conflict with nor result in any material breach or contravention of, (i) any contract, agreement or instrument to which Buyer is a party or by which Buyer is bound or (ii) any order, decree, Law or regulation applicable to Buyer.

         5.3 TITLE TO PARENT'S SHARES. Buyer and/or its Affiliates own the Stock Consideration free and clear of all liens, security interests and encumbrances, and no third party has any rights in respect of the Stock Consideration.

         5.4 LITIGATION. Except as described in Schedule 5.4, there is no litigation pending which questions the validity or enforceability of this Agreement or seeks to enjoin the consummation of any of the transactions contemplated hereby or the ability of Buyer to operate the NCOP Facility after the Closing Date.

         5.5 CONSENTS. Except as set forth in Schedule 5.5, no action, consent, approval, order or authorization of, or registration, declaration or filing with, any governmental or judicial authority is required in connection with the execution, delivery or performance of this Agreement by Buyer or the consummation by Buyer of the transactions contemplated hereby, except for any consents, assignments and novations necessary to transfer to Buyer the rights and obligations of Seller under the Purchased Assets.

         5.6 BINDING EFFECT. This Agreement and all other agreements to which Buyer will become a party hereunder are and constitutes the valid and binding obligations of Buyer enforceable against it in accordance with the respective terms hereof and thereof, subject to the effect of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance and similar Laws relating to or affecting creditors' rights generally and court decisions with respect thereto, and subject to the application of equitable principles and the discretion of the court (regardless of whether the enforceability is considered in a proceeding in equity or at law).

         5.7 MEDICARE PARTICIPATION. To the knowledge of Buyer, all billing practices of Buyer to all third party payors, including the Government Programs and private insurance companies, have been true, fair and correct in all material respects and in material compliance with all applicable material Laws, regulations and policies of such third party payors and Government Programs in all material respects.

         5.8 LEGAL COMPLIANCE. Except as set forth on Schedule 5.8, to the knowledge of Buyer, Buyer has complied in all material respects with the rules and regulations of the North Carolina Board of Optometry. However, Buyer acknowledges the existence of a pending North Carolina Board of Optometry proceeding.

         5.9 DISCLAIMER OF WARRANTY. WITH THE EXCEPTION OF THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT, BUYER MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY NATURE, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND BUYER HEREBY EXPRESSLY DISCLAIMS ANY AND ALL OTHER WARRANTIES OR REPRESENTATIONS.

         5.10 FULL DISCLOSURE; EFFECT OF SCHEDULES. This Agreement and the statements, certificates, Schedules and all other documents and information furnished in writing to Seller and Seller's representatives by Buyer and Buyer's representatives pursuant to this Agreement do not and will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements made and to be made in this Agreement or such other documents not misleading.

         6.      Intentionally Omitted.

         7.      CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER.

         The obligations of Buyer hereunder are, at the option of Buyer, subject to the satisfaction, on or prior to the Closing Date, of the following conditions unless waived in writing by Buyer:

         7.1 COMPLIANCE WITH COVENANTS. Seller shall have in all material respects performed all obligations and complied with all covenants and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing Date.

         7.2 MATERIAL ADVERSE EFFECT. Since the Roll-Forward Balance Sheet Date, there shall have been no event, action or condition that would have a Material Adverse Effect on the NCOP Facilities, the Purchased Assets or the business of Seller.

         7.3 OPINION OF SELLER'S COUNSEL. Buyer shall have received from counsel to Seller opinions dated as of the Closing Date and addressed to Buyer, in form and substance satisfactory to Buyer, to the effect that: (i) Seller is a corporation duly organized and validly existing under the Laws of the state of its organization; (ii) Seller has full power and authority to make, execute, deliver and perform this Agreement, and all corporate and other proceedings required to be taken by Seller to authorize the execution, delivery and performance of this Agreement, and to sell, convey, assign, transfer and deliver the Purchased Assets as herein contemplated have all been duly and properly taken; and (iii) this

Agreement constitutes the valid and binding obligation of Seller, enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance and similar Laws relating to or affecting creditor's rights generally and court decisions with respect thereto, and subject to the application of equitable principles and the discretion of the court (regardless of whether the enforceability is considered in a proceeding in equity or at law).

         7.4 PRE-CLOSING CONFIRMATIONS. Buyer shall have obtained documentation or other evidence reasonably satisfactory to Buyer that Seller has:

         (a) received all required Approvals, consents, waivers and authorizations from all Governmental Entities whose approval is required to consummate the transactions herein contemplated, except for any such approvals the failure of which to obtain would not have a Material Adverse Effect; and

         (b) received all Approvals required from third parties in order to assign the leasehold interests with respect to all Leased Real Property and all Assumed Contracts, except for any such Approvals the failure of which to obtain would not have a Material Adverse Effect;

         7.5 ACTION/PROCEEDING. No court or any other Governmental Entity shall have issued an order restraining or prohibiting the transactions herein contemplated and no litigation shall be pending in which any Governmental Entity seeks to prohibit the transactions herein contemplated or otherwise seeks a remedy which would materially and adversely affect the ability of Buyer to enjoy the full use and enjoyment of the Purchased Assets.

         7.6 INSTRUMENTS OF TRANSFER. Seller shall have the authority and capacity to, and shall be legally permitted to, and shall have furnished to Buyer, in form reasonably acceptable to Buyer, bills of sale, assignments or other instruments of transfer necessary or appropriate to transfer to and effectively vest in Buyer all of Seller's right, title and interest in and to the Purchased Assets, in proper statutory form for recording if such recording is necessary or appropriate.

         7.7 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Seller contained in this Agreement shall be true and correct when made and true and correct in all material respects at and as of the Closing Date with the same effect as though made at and as of the Closing Date. The Seller shall have delivered to Buyer certificates of the Seller signed by an officer of Seller familiar with the transactions contemplated by this Agreement, dated the Closing Date, to the effect set forth above in Sections 7.1, 7.2, 7.4,
7.5 and 7.7.

         8.      CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER.

         The obligations of Seller hereunder are subject to the satisfaction, on or prior to the Closing Date, of the following conditions unless waived in writing by Seller:

         8.1 COMPLIANCE WITH COVENANTS. Buyer shall have in all material respects performed all obligations and complied with all covenants and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing Date.

         8.2 OPINION OF BUYER'S COUNSEL. Seller shall have received from counsel to Buyer an opinion dated as of the Closing Date and addressed to Seller, in form and substance satisfactory to Seller, to the effect that: (i) Buyer is a corporation duly organized and validly existing under the Laws of the State of North Carolina; and (ii) Buyer has full power and authority to make, execute, deliver and perform this Agreement, and all corporate proceedings required to be taken by Buyer to authorize the execution, delivery and performance of this Agreement, and to purchase and receive the Purchased Assets as herein contemplated have all been duly and properly taken.

         8.3 ACTION/PROCEEDING. No proceeding that affects the Purchased Assets and to which any federal or state governmental body or agency thereof or any official thereof (in such person's official capacity) is a party shall be pending and no court or any other Governmental Entity shall have issued an order restraining or prohibiting the transactions herein contemplated.

         8.4 PRE-CLOSING CONFIRMATIONS. Seller shall have obtained documentation or other evidence reasonably satisfactory to Seller that Buyer has received approval from all Governmental Entities whose approval is required to consummate the transactions herein contemplated, except for any such approvals the failure to obtain would not have a Material Adverse Effect;

         8.5 FAIRNESS OPINION. Seller shall have received a fairness opinion from an investment banker or other financial advisor chosen by the board of directors of Seller in form and substance satisfactory to the board of directors of Seller that the consideration to be paid is fair from a financial point of view and such opinion shall not have been withdrawn or modified in a manner unsatisfactory to Seller prior to Closing. All fees, costs and expenses associated with the fairness opinion shall be borne by Seller and shall be paid in full at or prior to Closing.

         8.6 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Buyer contained in this Agreement shall be true and correct when made and true and correct in all material respects at and as of the Closing Date with the same effect as though made at and as of the Closing Date. Buyer shall have delivered to Seller certificates of the Buyer signed by an officer of Buyer familiar with the transactions contemplated by this Agreement, dated the Closing Date, to the effect set forth above in Sections 8.1, 8.3, 8.4 and 8.6.

         9.      TRANSITIONAL ARRANGEMENTS.

         9.1     Intentionally Omitted.

         9.2     EMPLOYEES.

         (a) Buyer shall offer employment, effective as of the Effective Date, to all currently active employees of Seller at the NCOP Facilities as of Closing whose names, positions and aggregate compensation are set forth on
Schedule 9.2. The term "Transferred Employees" as used in this Agreement means any employee of Seller who accepts employment with Buyer as of the Effective Date. All Transferred Employees will be retained as employees-at-will. Unless otherwise agreed, any employee who is on disability leave shall be retained by Seller. All Transferred Employees shall be given credit for service with Seller for purposes of accrued vacations and for all other purposes under all employee benefit plans, programs, policies and arrangements of Buyer or any affiliate of Buyer.

         (b) Seller shall retain liability for all claims incurred by the employees of the NCOP Facilities (and their enrolled dependents) under the Plans prior to the Effective Date (subject to this Section 9.2). Buyer shall be liable for all claims of such individuals incurred on or after the Effective Date. For purposes of medical claims, claims shall be deemed to have been incurred on the date on which each medical or other treatment or service was rendered, not the date of the inception of the related illness or injury or the date of submission of a claim related thereto.

         (c) Effective as of the Effective Date, Buyer shall assume all liability under or relating to the OECCPA Plan which Seller may have had pursuant to the Professional Services and Support Agreement or otherwise, if any. Without limiting the generality of the foregoing, Buyer shall be responsible for all funding and administrative obligations with respect to the OECCPA Plan and for all reports required to be filed after the Effective Date with respect to the OECCPA Plan. Effective as of the Effective Date, Buyer shall, subject to the terms of the OECCPA Plan, cause all Transferred Employees to be eligible to be covered under the OECCPA Plan or under a tax qualified Code
Section 401(k) plan newly adopted by Buyer or an affiliate of Buyer as of the Effective Date ("Buyer's New 401(k) Plan"). Effective as of the Effective Date, all Transferred Employees shall cease to participate in Seller's 401(k) Plan. As soon as practicable following the Effective Date, but subject to all IRS notice requirements (if any), Seller shall cause the account balances of all Transferred Employees under Seller's 401(k) Plan to be transferred in a plan-to-plan transfer to the OECCPA Plan and/or Buyer's New 401(k) Plan (depending on which the Transferred Employee is eligible to participate in) and Buyer shall cause such transfer to be accepted by the OECCPA Plan and Buyer's New 401(k) Plan. Such transfer of account balances shall be made in cash, provided that such transfer shall include an in-kind transfer of notes representing outstanding participant loans from Seller's 401(k) Plan. The amount of such account balances shall be determined as of the date of such transfer, provided that the amount of assets (and the attendant liabilities) so transferred shall satisfy Section 414(l) of the Code as of the date of transfer.

         (d) As of the Effective Date, all Transferred Employees shall cease active participation in all Plans. Seller shall have no liability under the Plans with respect to events occurring on or after the Effective Date (or with respect to any Assumed Liabilities) or under any employee benefit plans, programs, policies or arrangements of Buyer or any affiliate of Buyer. Except with respect to any liabilities which are included in the Assumed liabilities and any liability in connection with Buyer's obligations under this Section 9.2, Seller shall indemnify and hold harmless the Buyer Indemnified Parties from and against any and all liabilities and obligations whatsoever, including, but not limited to, reasonable attorneys' fees and expenses, with respect to the Plans, including the operation and activities of any Plan prior to the Effective Date or the acts or omissions of Seller under this Section 9.2. Buyer shall indemnify and hold harmless the Seller Indemnified Parties from and against any and all liabilities and obligations whatsoever, including, but not limited to, reasonable attorneys' fees and expenses, arising on or after the Effective Date in connection with the Transferred Employees, including, without limitation, all liabilities and obligations with respect to (i) notices, payments, fines or assessments pursuant to any Laws with respect to the employment, discharge or layoff of any Transferred Employees as of or after the Effective date, including, but not limited to, such liability as arises under the Worker Adjustment and Retraining Notification Act, (ii) any employee benefit plans, programs, policies or arrangements of Buyer or any affiliate of Buyer, including the operation and activities of any such employee benefit plans, programs, policies or arrangements, and (iii) the acts or omissions of Buyer under this
Section 9.2.

         (e) With respect to all group health plans, Seller shall retain full responsibility and liability for compliance with the continuation health care coverage requirements of Code Section 4980B and ERISA Section 601-608 (the "Continuation Coverage Requirements") for all qualifying events that occur before the Effective Date within the meaning of Section 4980B(f)(3) of the Code and Section 603 of ERISA. After the Effective Date, Seller shall continue to comply with the Continuation Coverage Requirements with respect to any employee of the NCOP Facilities who is not a Transferred Employee. Buyer shall be fully responsible for, and shall comply with, the Continuation Coverage Requirements with respect to all qualifying events occurring on or after the Effective Date with respect to Transferred Employees and their dependents (provided, however, that Seller shall remain liable for obligations with respect to qualifying events arising out of the transactions contemplated by this Agreement with respect to employees who are not Transferred Employees), and shall maintain a medical benefit plan which shall be effective as of the Effective Date with respect to Transferred Employees and their dependents. Seller shall indemnify and hold Buyer harmless from and against any costs, expenses, losses, damages, and liabilities incurred or suffered by Buyer directly or indirectly, including, but not limited to, reasonable attorneys' fees and expenses, which relate to continuation coverage and arise as a result of any act or omission of Seller with respect to its obligations under this Section 9.2. Buyer shall indemnify and hold the Seller Indemnified Parties harmless from and against any costs, expenses, losses, damages and liabilities incurred or suffered by any Seller Indemnified Party directly or indirectly, including, but not limited to, reasonable attorneys' fees and expenses, which relate to continuation coverage and arise as a result of any act or omission by Buyer with respect to its obligations under this Section 9.2.

         10.     ADDITIONAL AGREEMENTS.

         10.1 TERMINATION OF PROFESSIONAL SERVICES AND SUPPORT AGREEMENT. Notwithstanding any other provision of the Professional Services and Support Agreement to the contrary, the parties hereby agree that the Professional Services and Support Agreement shall be terminated effective as of 12:01 a.m. on the Effective Date. Without limiting the generality of the foregoing, all agreements, covenants, representations and warranties contained in the Professional Services and Support Agreement, which survive the termination of the Professional Services and Support Agreement pursuant to Section 11(e) thereof or any other provisions thereof, shall be terminated effective as of 12:01 a.m. on the Effective Date. It is expressly understood and agreed by Buyer and Seller that, upon termination of the Professional Services and Support Agreement, neither party shall have any continuing obligation or liability thereunder to the other.

         10.2 ALLOCATION OF PURCHASE PRICE. The allocation of Purchase Price among the Purchased Assets shall be in accordance with Schedule 10.2 hereto. The parties agree that any tax returns or other tax information they may file or cause to be filed with any Governmental Entity shall be prepared and filed consistently with such allocation. In this regard, the parties agree that, to the extent required, they will each properly prepare and timely file Form 8594 in accordance with Section 1060 of the Code.

         10.3    Intentionally Omitted.

         10.4 POST-CLOSING ACCESS TO INFORMATION. Buyer acknowledges that subsequent to the Closing, Seller may need access to information or documents in the control or possession of Buyer relating to the Purchased Assets or the NCOP Facilities for purposes of concluding the transactions contemplated herein and for audits, investigations, compliance with governmental requirements, regulations and requests, and the prosecution or defense of third-party claims. Accordingly, Buyer agrees that, at the sole cost and expense of Seller, it will make available to Seller and its agents, independent auditors and/or Governmental Entities such documents and information as may be available relating to the Purchased Assets and NCOP Facilities in respect of periods prior to Closing and will permit Seller to make copies of such documents and information.

         10.5 LEASE AGREEMENT. As an inducement to Buyer to enter into this Agreement and as a condition precedent to Buyer's obligation to consummate the transactions contemplated herein, at the Closing, Seller agrees to execute and deliver to Buyer a Lease Agreement in the form of Exhibit E attached hereto, with respect to the premises located at 110 and 112 Zebulon Court, Rocky Mount, North Carolina (the "Lease Agreement").

         10.6 BUYER'S AND DRS. BARKER AND HARROLD'S NON-COMPETITION OBLIGATIONS. As an inducement to Seller to enter into this Agreement, and as a condition precedent to Seller's obligation to consummate the transactions contemplated herein, at the Closing, Buyer agrees to execute and deliver, and agrees to cause Drs. Harrold and Barker to execute and deliver to Seller a Non-Competition Agreement of Buyer in the form of Exhibit Q attached hereto.

         10.7 REPRODUCTION OF DOCUMENTS. This Agreement and all documents relating hereto, including (a) consents, waivers and modifications which may hereafter be executed, (b) the documents delivered at the Closing, and (c) financial statements, certificates and other information previously or hereafter furnished to Seller or to Buyer, may, subject to the provisions of Section 12.9(b) here, be reproduced by Seller and by Buyer by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process.

         10.8 COOPERATION ON TAX MATTERS. Following the Closing, the parties shall cooperate fully with each other and shall make available to the other, as reasonably requested and at the expense of the requesting party, and to any taxing authority, all information, records or documents relating to tax liabilities or potential tax liabilities of Seller for all periods on or prior to the Closing and any information which may be relevant to determining the amount payable under this Agreement, and shall preserve all such information, records and documents (to the extent a part of the Purchased Assets delivered to Buyer at Closing) at least until the expiration of any applicable statute of limitations or extensions thereof.

         10.9 CONSENTED ASSIGNMENT. Anything contained herein to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign any claim, right, contract, license, lease, commitment, sales order or purchase order if an attempted assignment thereof without the consent of another party thereto would be considered a breach thereof or in any material way affect the rights of Seller thereunder, unless such consent is obtained. If such consent is not obtained, or if an attempted assignment would be ineffective or would materially affect Seller's rights thereunder so that Buyer would not in fact receive all such rights, Seller shall upon the request of Buyer cooperate in any reasonable arrangement designed to provide for Buyer the benefits under any such claim, right, contract, license, lease, commitment, sales order or purchase order, including enforcement of any and all rights of Seller against the other party or parties thereto arising out of the breach or cancellation by such other party or otherwise.

         10.10 SELLER'S NON-COMPETITION OBLIGATIONS. As an inducement to Buyer to enter into this Agreement, and as a condition precedent to Buyer's obligation to consummate the transactions contemplated herein, at the Closing, Seller and Parent agree to execute and deliver to Buyer a Non-Competition Agreement of Seller in the form of Exhibit I attached hereto.

         10.11 PARTICIPATION IN MANAGED CARE PANELS. As an inducement to Buyer to enter into this Agreement, Seller agrees that Buyer, Drs. Barker and Harrold and the existing and future licensees of Buyer (the existing licensees are listed in Schedule 2.1) shall, subsequent to the Closing, have the opportunity to be a participating provider in managed care contracts maintained by Seller and/or Parent and to participate at prevailing rates provided Buyer meets all credentialing standards. Buyer agrees that employees of Seller and Parent will be entitled to annual eye exams at Buyer's facilities at the prevailing managed care rates for as long as Buyer is a managed care participating provider.

         10.12 MUTUAL RELEASE AGREEMENT. At the Closing, Seller and Parent and their Affiliates and certain of their respective officers and directors and Buyer agree to, and Buyer agrees to cause Drs. Barker and Harrold to, execute and deliver to each other a Mutual Release Agreement in the form of Exhibit F attached hereto. The Mutual Release Agreement shall provide, among other things, for the mutual release of certain claims arising or accruing prior to the Closing Date and an agreement among the parties not to disparage one another.

         10.13 RESIGNATIONS OF DRS. HARROLD AND BARKER. At the Closing, Buyer and Seller agree that the employment relationship between Parent and Drs. Harrold and Barker shall be terminated, with no liability on the part of Parent or Seller pursuant thereto notwithstanding anything to the contrary contained in their employment agreements. Buyer agrees to cause Drs. Harrold and Barker to deliver to Seller and Parent at Closing their respective resignations, each in the form of Exhibit H attached hereto.

         10.14 TECHNOLOGY TRANSITION AGREEMENT. At the Closing, Buyer and Seller agree to execute and deliver to each other a Technology Transition Agreement in the form of Exhibit J attached hereto, and Buyer agrees to pay Seller at Closing an amount equal to $6,854 in order to reimburse Seller for certain costs incurred in excess of the IS Separation Costs (as defined in the Technology Transition Agreement). The parties acknowledge and agree that payments made in accordance with the terms of the Technology Transition Agreement will not be reflected on the Effective Date Balance Sheet.

         10.15 RELEASE OF BUYER FROM SECURITY AND GUARANTY AGREEMENTS. At the Closing, Seller shall deliver to Buyer a Release of Optometric Eye Care Center, P.A. in the form of Exhibit P attached hereto, fully executed by CapitalSource Finance LLC ("CapitalSource"), which shall provide, among other things, for the release of Buyer from the Guaranty and the Security Agreement by and between, among others, Buyer and Bank Austria Creditanstalt Corporate Finance, Inc., which were assigned to CapitalSource pursuant to that certain Assignment and Assumption Agreement dated January 25, 2002.

         10.16 GUARANTY OF SELLER'S PERFORMANCE BY PARENT. In order to induce Buyer to enter into this Agreement, Parent hereby unconditionally jointly and severally guarantees the performance by Seller of this Agreement in its entirety and specifically, but without limitation thereto, any and all monetary obligation of Seller arising under Section 11 hereof (the "Guaranteed Obligations"), as if Parent were Seller. Guarantor agrees that Buyer may, from time to time, extend or modify the time, manner, place or terms of payment without notice to or further consent from Guarantor. Guarantor hereby waives and releases all rights, demands and defenses Guarantor may have with respect to Buyer and the collection of the Guaranteed Obligations, including, without limitation, any law(s) that require Buyer to first pursue payment from Seller or any other persons or entities prior to making demand upon Guarantor with respect to the Guaranteed Obligations, including, without limitation, N.C.G.S.(ss.)(ss.) 26-7, et seq. Furthermore, Guarantor hereby waives any notices regarding this Agreement or this guaranty, including, without limitation, notice of default or demand for payment.

         10.17   COOPERATION OF DR. BARKER AND OTHER PERSONNEL.

         (a) At Closing and subsequent to Closing, Dr. Barker agrees to supply, and permit reasonable access, to Seller all books and records, including electronic files and e-mail communications in his possession or obtained in the future regarding Seller's Health Services Organizations.

         (b) Buyer agrees to permit Seller to have reasonable access to Michelle Cone and Jose Natal subsequent to Closing, including whatever access is reasonably necessary to cause the Effective Date Balance Sheet to be prepared. The parties acknowledge and agree that any assistance provided to Seller or Parent by Ms. Cone in connection with the preparation of the Effective Date Balance Sheet shall not alter the responsibilities of the parties set forth in
Section 2.6.

         10.18 NOTIFICATION OF NORTH CAROLINA BOARD OF OPTOMETRY. Seller and Buyer will continue to cooperate with the North Carolina Board of Optometry in providing information regarding the transactions described in this Agreement.

         10.19 TAIL INSURANCE. Seller and Parent will (a) purchase perpetual "tail insurance" in an amount equal to the level of coverage maintained during the period preceding the Closing (exclusive of umbrella coverage), which is $1,000,000 per occurrence and $3,000,000 in the aggregate, to cover professional negligence, professional liability claims and other liabilities for which Seller or Parent is indemnifying Buyer pursuant to Section 11.1 of this Agreement, and
(b) maintain for a period of at least four (4) years following the Effective Date director and officer liability insurance in the minimum amount equal to the level of coverage applicable to current directors of Parent. Seller and Parent shall supply evidence satisfactory to Buyer that such insurance coverage has been obtained. Buyer agrees to pay Seller at Closing an amount equal to $17,011, which shall constitute reimbursement in full to Seller for one half the cost of acquiring the professional liability "tail" insurance coverage described in this
Section 10.19(a).

         10.20 PAYMENT OF CERTAIN O.D. BONUSES. At Closing, Seller agrees to pay bonuses in the amounts of $65,556.30 to Craig Swaim, O.D. and $75,677.96 to Robert Allen, O.D., by way of credits to a payroll account or other method agreed upon by the parties hereto prior to Closing. The parties acknowledge and agree that the accrued bonuses payable to Pat Stanford, O.D. in the amount of $16,084.25, Rick Adams, O.D. in the amount of $6,700.81, and Tom Akers, O.D. in the amount of $7,095.42 shall constitute Assumed Liabilities hereunder (and be reflected on the Effective Date Balance Sheet). The parties further acknowledge and agree that the amounts of the bonuses to be paid by Seller or assumed by Buyer as set forth in this
Section 10.20 are accurate and shall not be contested by any party to this Agreement or any Affiliate of such party, whether by arbitration pursuant
Section 2.6(a) or otherwise.

         10.21   USE OF TRADEMARKS/SERVICE MARKS.

         (a) On the Closing Date (subject, however, to Section 2.1(ix)), Buyer, its officers, directors, employees, agents, servants, Affiliates, successors and assigns and each of them agree that, throughout the world, in connection with the trademarks, service marks, designations, and trade names "OptiCare Health Systems, Inc." and "PrimeVision Health, Inc.," and any logos with respect thereto (collectively, the "OptiCare Marks") and/or in connection with any other trademark, service mark, tag line, trade name, domain name, corporate name or designation that is confusingly similar to the OptiCare Marks, they shall not use, license, render services, offer for sale, sell, distribute products, register, register as a domain name, use on or in connection with advertising and promotional materials, advertise and/or promote a trade name, corporate name, tag line, domain name, trademark, service mark, and/or any other designation of origin including the OptiCare Marks and/or any designation that is confusingly similar to the OptiCare Marks.

         (b) On the Closing Date, Seller and Parent, their officers, directors, employees, agents, servants, Affiliates, successors and assigns and each of them agree that, throughout the world, in connection with the trademark, service mark, designation, and trade name "Optometric Eye Care Center" and the registered trademark with respect to its logo (the "Buyer Marks") and/or in connection with any other trademark, service mark, tag line, trade name, domain name, corporate name or designation that is confusingly similar to the Buyer Marks, they shall not use, license, render services, offer for sale, sell, distribute products, register, register as a domain name, use on or in connection with advertising and promotional materials, advertise and/or promote a trade name, corporate name, tag line, domain name, trademark, service mark, and/or any other designation of origin including the Buyer Marks and/or any designation that is confusingly similar to the Buyer Marks.

         10.22 TERMINATION OF USE OF ELECTRONIC SIGNATURE OF PARENT EMPLOYEES. Within one (1) day after the Closing Date, Buyer will cease use of the electronic or automated signature of any Parent or Seller employee in check writing or other financial document preparation.

         11.     INDEMNIFICATION.

         11.1 INDEMNIFICATION BY SELLER. From and after the Closing Date, Seller and Parent jointly and severally shall indemnify and hold harmless Buyer, its subsidiaries and Affiliates, and its and their respective officers, directors, principals, attorneys, agents employees or other representatives (collectively, "Buyer Indemnified Parties") from and against any and all losses, liabilities, damages, costs (including court costs and costs of appeal) and expenses (including reasonable attorneys' fees) that such Buyer Indemnified Party incurs as a result of, or with respect to (i) any inaccuracy in any of the representations or warranties made by Seller in this Agreement or in any agreement or instrument contemplated hereby, (ii) any material breach or non-fulfillment of any covenants or other agreements made by Seller in this Agreement, or any agreement or instrument contemplated hereby, (iii) any of the Excluded Liabilities, (iv) any of the litigation or proceedings listed in
Schedule 4.8, or any breach of the representations provided in Section 4.8, and
(v) the use, operation or ownership of the NCOP Facilities and Purchased Assets subsequent to the Original Purchase Date, except as otherwise provided herein. In the event of litigation or other proceedings in which Seller and Parent indemnifies Buyer, Seller and Parent agree to consult with Buyer and, in the event such litigation or other proceeding involves or results in an adverse effect on Buyer, Seller and Parent will obtain Buyer's consent to any settlement or material action to be taken in connection therewith, which consent shall not be unreasonably withheld.

         11.2 INDEMNIFICATION BY BUYER. From and after the Closing Date, Buyer shall indemnify and hold harmless Seller, its subsidiaries and Affiliates, and its and their respective officers, directors, principals, attorneys, agents employees or other representatives (collectively, "Seller Indemnified Parties") from and against any and all losses, liabilities, damages, costs (including court costs and costs of appeal) and expenses (including reasonable attorneys'
fees) that such Seller Indemnified Party incurs as a result of, or with respect to (i) any inaccuracy in any of the representations or warranties made by Buyer in this Agreement or in any agreement or instrument contemplated hereby, (ii) any material breach or non-fulfillment of any of the covenants or other agreements made by Buyer in this Agreement or in any agreement or instrument contemplated hereby, (iii) any of the Assumed Liabilities and (iv) the use, operation or ownership of any of the NCOP Facilities and Purchased Assets after the Closing Date. In the event of litigation or other proceedings in which Buyer indemnifies a Seller Indemnified Party, Buyer agrees to consult with Seller and Parent and, in the event such litigation or other proceeding involves or results in an adverse effect on Seller or Parent, Buyer will obtain Seller's consent to any settlement or material action to be taken in connection therewith, which consent shall not be unreasonably withheld.

         11.3 LIMITATION. The respective liability of Seller and Parent (on the one hand) and Buyer (on the other) for indemnification under Section 11.1(i) or 11.2(i) shall be limited to an amount equal to the Purchase Price, with the exception of liability associated with a breach of the representations and warranties set forth in Sections 4.5, 4.9, 4.10, and 5.7, as to which there will be no such cap.

         11.4 LIMITATION ON LIABILITY. If on the Closing Date either party (the "first party") has actual knowledge of the untruth, inaccuracy or breach of any representation or warranty by any other party contained in, or such other party's breach of or failure to comply with, any covenant or obligation under this Agreement or the other agreements referred to herein (specifically excluding, however, Seller's and Parent's representations and warranties concerning the Historical Financial Statements, including the Roll-Forward Balance Sheet, made in Section 4.3), then any liability, obligation, claim, loss, cost, damage and expense, including reasonable attorney's fees and disbursements, arising out of or resulting therefrom shall not be included as part of losses of the first party and the other party shall have no obligation to indemnify the first party therefor. The parties acknowledge and agree that for purposes of this Section 11.4, the knowledge of Drs. Barker and Harrold shall not be attributable to Seller or Parent.

         11.5    NOTICE AND CONTROL OF LITIGATION.

         (a) If any claim or liability is asserted in writing against a Person entitled to indemnification under this Section 11 (the "Indemnified Party') which would give rise to a claim under this Section 11, the Indemnified Party shall notify the Person giving the indemnity ("Indemnifying Party") in writing of the same within seven business days of receipt of such written assertion of a claim or liability, provided, however; that the failure to provide such notice as so indicated shall not affect the Indemnifying Party's obligation to indemnify and the Indemnifying Party shall have no remedy by reason of such failure except to the extent of any actual prejudice. The Indemnifying Party shall have the right to defend any such claim, select the counsel and control the defense, settlement and prosecution of any litigation. If the Indemnifying Party, within ten days after notice of such claim, fails to defend such claim, the Indemnified Party will (upon further notice to the Indemnifying Party) have the right to undertake the defense, compromise or settlement of such claim on behalf of and for the account and risk of the Indemnifying Party; provided however that such claim shall not be compromised or settled without the consent of the Indemnifying Party, which consent shall not be unreasonably withheld.

         (b) The Indemnified Party shall cooperate in all reasonable respects with the Indemnifying Party in the investigation, trial and defense of any lawsuit or action that may be subject to this Section 11 and any appeal arising therefrom; provided however that the Indemnified Party may, at its own cost, participate in the investigation, trial and defense of such lawsuit or action any appeal arising therefrom. The parties shall cooperate with each other in any notifications to insurers.

         11.6 SURVIVAL. The representations and warranties contained in or made pursuant to Articles 4 and 5 other than Sections 4.1, 4.5, 4.9, 4.10, 4.14, 5.1, and 5.7 of this Agreement shall survive the Closing until three years after the Closing; the representations and warranties contained in or made pursuant to Sections 4.1, 4.5, 4.9, 4.10, 5.1 and 5.7 of this Agreement shall survive the Closing for a period of six years; and the representations and warranties contained in or made pursuant to Section 4.14 of this Agreement shall survive the Closing indefinitely (in either case referred to herein as the respective "Survival Period").

         11.7 EXCLUSIVE REMEDY. The representations and warranties contained in or made pursuant to this Agreement shall be terminated and extinguished upon the end of the Survival Period. Thereafter, none of Seller, Buyer or any shareholder, partner, officer, director, principal or Affiliate of any of the preceding shall be subject to any liability of any nature whatsoever with respect to any such representation or warranty. Moreover, the sole and exclusive remedy for any breach or inaccuracy, or alleged breach or inaccuracy, of any representation and warranty made by Seller, Buyer or any other Person whatsoever shall be the remedies provided by this Section 11.

         11.8    TREATMENT OF PAYMENTS. All payments made pursuant to this
Section 11 shall be treated as adjustments to the Purchase price for the Purchased Assets.

         12.     GENERAL.

         12.1 EFFECTIVE DATE. The obligations of the parties hereunder, and the effectiveness of this Agreement, are subject to the receipt of the approval of the North Carolina Board of Optometry, in written form reasonably satisfactory to each of Seller and Buyer. The parties will cooperate and take all reasonable steps (without obligation to make any payment or concession to any third party) necessary to obtain, as promptly as practicable, all such approvals.

         12.2 CONSENTS, APPROVALS AND DISCRETION. Except as herein expressly provided to the contrary, whenever this Agreement requires any consent or approval to be given by either party or either party must or may exercise discretion, the parties agree that such consent or approval shall not be unreasonably withheld or delayed and such discretion shall be reasonably exercised.

         12.3    Intentionally Omitted.

         12.4    CHOICE OF LAW; JURISDICTION; INJUNCTIVE RELIEF.

         (a) To the extent permitted by applicable Law, the parties agree that this Agreement shall be governed by and construed in accordance with the Laws of the State of New York, without giving effect to any choice or conflict of law provision or rule thereof.

         (b) The parties hereby agree that any action, suit or proceeding arising out of or relating to the interpretation, enforcement or performance of this Agreement or any agreement or instrument contemplated hereby may be brought in the state or federal courts located in the Eastern District of North Carolina, and the parties hereby expressly consent to the jurisdiction of such courts for the purposes of any such suit, action or proceeding. The parties expressly waive any objection to personal jurisdiction in the courts described above, to venue being proper in those courts, and to those courts being an inconvenient forum.

         (c) In the event of a breach of any party's obligation to consummate this Agreement or breach of any covenant by any party to this Agreement, the non-breaching party shall be entitled to enforce this Agreement as to such matters by injunctive relief and by specific performance, such relief to be without the necessity of posting a bond, cash or otherwise (unless required by applicable Law).

         12.5 BENEFIT, ASSIGNMENT. Subject to provisions herein to the contrary, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives, successors and assigns; provided, however, that no party may assign this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld.

         12.6 ACCOUNTING DATE. The transactions contemplated hereby shall be effective for accounting purposes as of 12:01 a.m. on the Effective Date, unless otherwise agreed in writing by Seller and Buyer. The parties will use commercially reasonable efforts to cause the Closing to be effective as 12:01 a.m. on the Effective Date, with equitable adjustments made to the Purchase Price necessary to give effect to the foregoing.

         12.7 NO BROKERAGE. Seller and Buyer represent to each other that no broker has in any way been contracted in connection with the transactions contemplated hereby. Each of Seller and Buyer agrees to indemnify the other party from and against all loss, cost, damage or expense arising out of claims for fees or commissions of brokers employed or alleged to have been employed by such indemnifying party.

         12.8 COST OF TRANSACTION. Whether or not the transactions contemplated hereby shall be consummated and except as otherwise provided herein, the parties agree as follows: (i) Seller will pay the fees, expenses, and disbursements of Seller and its agents, representatives, accountants, and counsel incurred in connection with the subject matter hereof and any amendment hereto (including any fines imposed upon Seller or Parent by the North Carolina Board of Optometry in connection with the currently pending proceeding and any expenses incurred in connection therewith, including attorney's fees); and (ii) Buyer shall pay the fees, expenses and disbursements of Buyer and its agents, representatives, accountants and counsel incurred in connection with the subject matter hereof and any amendments hereto (including any fines imposed upon Buyer or Drs. Barker and Harrold by the North Carolina Board of Optometry in connection with the currently pending proceeding and any expenses incurred in connection therewith, including attorney's fees other than the credit to the Purchase Price referred to in Section 2.6(d) hereof). Seller and Buyer shall share equally the costs of any recording fees for any documents to be recorded, and any and all sales, transfer, or recording taxes incurred in connection with the transfer or conveyance of the Purchased Assets to Buyer.

         12.9    PUBLIC ANNOUNCEMENTS; CONFIDENTIALITY.

         (a) This Agreement and the terms hereof shall be kept confidential except as may, in the reasonable judgment of any party hereto be required by any applicable Law, including any federal securities Laws. If any party hereto concludes that disclosure is required, it shall provide each other party with a reasonable opportunity to discuss the nature of the requirement and to review the disclosure before it is made. The party making the disclosure shall have the right to make the disclosure in a manner satisfactory in terms and in substance to such party in its sole and absolute discretion to the extent it has been advised by its counsel that such form and content of the disclosure is required. Except as otherwise provided herein, each party hereto shall not otherwise disclose to any Person the nature or progress of the transactions contemplated pursuant to this Agreement or the contents of any information provided to such party in anticipation of such transactions.

         (b) It is understood by the parties hereto that the information, documents and instruments delivered to Buyer by Seller or Seller's agents and the information, documents and instruments delivered to Seller by Buyer or Buyer's agents are of a confidential and proprietary nature. Each of the parties hereto agrees that both prior and subsequent to Closing they will maintain the confidentiality of all such Confidential Information, documents or instruments delivered to them by each of the other parties hereto or their agents in connection with the negotiation of this Agreement or in compliance with the terms, conditions and covenants hereof and only disclose such information, documents and instruments to their duly authorized officers, directors, representatives and agents. Each of the parties hereto further agrees that if the transactions contemplated hereby are not consummated, they will return all such documents and instruments and all copies thereof in their possession to the other party to this Agreement. Each of the parties hereto recognizes that any breach of this section would result in irreparable harm to the other parties to this Agreement and their Affiliates and that therefore either Seller or Buyer shall be entitled to an injunction to prohibit any such breach or anticipated breach, without the necessity of posting a bond, cash or otherwise, in addition to all of their other legal and equitable remedies. Nothing in this section, however, shall prohibit the use of such Confidential Information, documents or information for the purpose of securing financing to enable Buyer to effect the purchase pursuant hereto or such governmental filings as in the mutual opinion of Buyer's and Seller's counsel are (i) required by Law or governmental regulations or (ii) otherwise appropriate.

         12.10 WAIVER OF BREACH. The waiver by either party of any breach or violation of any provision of this Agreement shall not operate as, or be construed to constitute, a waiver of any subsequent breach of the same or other provision hereof.

         12.11 NOTICE. Any notice, demand or communication required, permitted, or desired to be given hereunder shall be deemed effectively given when personally delivered, when received by telegraphic or other electronic means (including telecopy and telex) or overnight courier, or five (5) days after being deposited in the United States mail, with postage prepaid thereon, certified or registered mail, return receipt requested, addressed as follows:


SELLER:                     PrimeVision Health, Inc.
                            110 Zebulon Court
                            Rocky Mount, North Carolina 27804
                            Attn: President
                            Facsimile: (203) 596-2227

with a required copy to:    Stroock & Stroock & Lavan LLP
                            180 Maiden Lane
                            New York, New York 10038
                            Attn: Albert M. Appel, Esq.
                            Facsimile: (212) 806-6006

PARENT:                     OptiCare Health Systems, Inc.
                            87 Grandview Avenue
                            Waterbury, Connecticut 06708
                            Attn: President and General Counsel
                            Facsimile: (203) 596-2227

With a required copy to:    Stroock & Stroock & Lavan LLP
                            180 Maiden Lane
                            New York, New York 10038
                            Attn: Albert M. Appel, Esq.
                            Facsimile: (212) 806-6006

BUYER:                      Optometric Eye Care Center, P.A.
                            2325 Sunset Avenue
                            Rocky Mount, NC 27804
                            Attention: Dr. Allan Barker
                            Facsimile: (252) 451-5328

with a required copy to:    Maupin Taylor & Ellis, P.A.
                            3200 Beechleaf Court, Suite 500
                            Raleigh, North Carolina 27604
                            Attention: D. Royce Powell, Esq.
                            Facsimile: (919) 981-4300
or to such other address, and to the attention of such other person or officer as any party may designate.

         12.12 SEVERABILITY. In the event any provision of this Agreement is held to be invalid, illegal or unenforceable for any reason and in any respect, such invalidity, illegality, or unenforceability shall in no event affect, prejudice or disturb the validity of the remainder of this Agreement unless doing so would result in an interpretation of this Agreement that is manifestly unjust.

         12.13 NO INFERENCES. Inasmuch as this Agreement is the result of negotiations between sophisticated parties of equal bargaining power represented by counsel, no inference in favor of, or against, either party shall be drawn from the fact that any portion of this Agreement has been drafted by or on behalf of such party.

         12.14 DIVISIONS AND HEADINGS. The divisions of this Agreement into sections and subsections and the use of captions and headings in connection therewith are solely for convenience and shall have no legal effect in construing the provisions of this Agreement.

         12.15 NO THIRD-PARTY BENEFICIARIES. Except as may otherwise be expressly provided herein, the terms and provisions of this Agreement are intended solely for the benefit of Buyer and Seller and their respective permitted successors or assigns and it is not the intention of the parties to confer, and this Agreement shall not confer, third-party beneficiary rights upon any other Person.

         12.16 TAX AND MEDICARE ADVICE AND RELIANCE. Except as expressly provided in this Agreement, none of the parties (nor any of the parties' respective counsel, accountants or other representatives) has made or is making any representations to any other party (or to any other party's counsel accountants or other representatives) concerning the consequences of the transactions contemplated hereby under applicable tax Laws or under the Laws governing the Medicare program. Each party has relied solely upon the tax and Medicare advice of its own employees or of representatives engaged by such party and not on any such advice provided by any other party hereto.

         12.17   ENTIRE AGREEMENT; AMENDMENT.

         (a) This Agreement supersedes all previous contracts and constitutes the entire agreement of whatsoever kind or nature existing between or among the parties representing the within subject matter and no party shall be entitled to benefits other than those specified herein. As between or among the parties, no oral statement or prior written material not specifically incorporated herein shall be of any force and effect. The parties specifically acknowledge that in entering into and executing this Agreement the parties rely solely upon the representations and agreements contained in this Agreement and no others. All prior representations or agreements, whether written or verbal not expressly incorporated herein are superseded unless and until made in writing and signed by all parties hereto. This

Agreement may be executed in two or more counterparts, each and all of which shall be deemed an original and all of which together shall constitute but one and the same instrument. It shall not be a condition to the effectiveness of this Agreement that each party shall have signed the same counterpart. Copies of counterpart signature pages executed by an authorized individual that are received via facsimile shall have the same force and effect as an original signature page.

         (b) At any time up to three (3) business days prior to the Closing Date, Seller may provide Buyer in writing with amendments and additions relating to any information set forth in the Schedules. All references herein to the Schedules shall refer to the Schedules as so amended and supplemented.


                            [Signature page follows.]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in multiple originals by their authorized officers, all as of the Effective Date.


SELLER:                             PRIMEVISION HEALTH, INC.

                                    By: /s/ Dean J. Yimoyines
                                        ------------------------------------
                                    Name:   Dean J. Yimoyines
                                          ----------------------------------
                                    Title:  Chief Executive Officer
                                           ---------------------------------


PARENT:                             OPTICARE HEALTH SYSTEMS, INC.

                                    By: /s/ Dean J. Yimoyines
                                        ------------------------------------
                                    Name:   Dean J. Yimoyines
                                          ----------------------------------
                                    Title:  Chief Executive Officer
                                           ---------------------------------


BUYER:                              OPTOMETRIC EYE CARE CENTER, P.A.

                                    By: /s/ Allan L.M. Barker
                                        ------------------------------------
                                    Name:   Allan L.M. Barker
                                          ----------------------------------
                                    Title:  President
                                           ---------------------------------















                  [Signature page to Asset Purchase Agreement]